                           RADIANT ENERGY CORPORATION

                                 (the "Company")

                                       and

                         RADIANT AVIATION SERVICES, INC.

                                (the "Guarantor")

                                       and

                      THE TRUST COMPANY OF BANK OF MONTREAL

                                 (the "Trustee")

                    -----------------------------------------

                                 TRUST INDENTURE

                    -----------------------------------------

                                   $2,350,000

            7% Redeemable Convertible Secured Subordinated Debentures

                                Due May 31, 2004



                               As of May 28, 1999

                     WILDEBOER RAND THOMSON APPS & DELLELCE

                            BLAKE, CASSELS & GRAYDON
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                                TABLE OF CONTENTS

ARTICLE 1 INTERPRETATION.....................................................2

  1.01  Definitions..........................................................2
  1.02  Number and Gender....................................................5
  1.03  Choice of Language...................................................5
  1.04  Business Day.........................................................6
  1.05  Headings.............................................................6
  1.06  Meaning of "Outstanding".............................................6
  1.07  Time of the Essence..................................................7
  1.08  Applicable Law.......................................................7
  1.09  Currency.............................................................7

ARTICLE 2 THE DEBENTURES.....................................................7

  2.01  Limit of Issue.......................................................7
  2.02  Designation, Interest and Maturity...................................7
  2.03  Form of Debentures...................................................7
  2.04  Signature on Debentures..............................................8
  2.05  Certification........................................................8
  2.06  Registration and Transfer of Debentures..............................8
  2.07  Transfer from Register to Register...................................9
  2.08  Power to Close Registers.............................................9
  2.09  Notices to Debentureholders..........................................9
  2.10  Inspection of Registers..............................................9
  2.11  Persons Regarded as Owners..........................................10
  2.12  Mutilation, Loss, Theft or Destruction of Debentures................10
  2.13  Exchanges of Debentures.............................................10
  2.14  Production of List of Holders.......................................11
  2.15  Option of Holder as to Place of Payment.............................11
  2.16  Denominations of Debentures.........................................12
  2.17  Computation of Interest.............................................12
  2.18  Escrowed Funds......................................................12

ARTICLE 3 REDEMPTION AND PURCHASE OF DEBENTURES.............................12

  3.01  Redemption..........................................................12
  3.02  Limitation on Redemption............................................13
  3.03  Partial Redemption of Debentures....................................13
  3.04  Notice of Redemption................................................13
  3.05  Debentures Due on Redemption Dates..................................14
  3.06  Deposit of Redemption Moneys........................................14
  3.07  Failure to Surrender Debentures Called for Redemption...............14
  3.08  Cancellation and Destruction of Debentures..........................15
  3.09  Surrender of Debentures for Cancellation............................15
  3.10  Purchase of Debentures..............................................15
  3.11  Rights to Convert Preserved.........................................15

ARTICLE 4 CONVERSION OF THE DEBENTURES......................................15

  4.01  Conversion Right....................................................15
  4.02  Conversion in Multiples.............................................16
  4.03  Conversion Procedure................................................16
  4.04  Cancellation of Debentures..........................................17
  4.05  Adjustment of Price and Terms.......................................17
  4.06  Postponement of Subscription........................................22
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  4.07  Treatment of Fractions..............................................22
  4.08  Notice of Adjustment................................................22
  4.09  Notice of Maturity..................................................23

ARTICLE 5 GUARANTEE AND SECURITY............................................23

  5.01  Guarantee of Debentures.............................................23
  5.02  Gross-up for Withholding Taxes on Payments by the Guarantor
          under Debentures..................................................24
  5.03  Further Assurances..................................................25
  5.04  Registration........................................................25
  5.05  Authority to Charge and Maintenance of Security.....................26
  5.06  Release and Discharge...............................................26

ARTICLE 6   SUBORDINATION...................................................27

  6.01  Subordination of Debentures.........................................27
  6.02  Payment of Proceeds in Certain Events...............................27
  6.03  Subrogation to Senior Indebtedness..................................28
  6.04  Senior Indebtedness Default.........................................28
  6.05  Notice to Trustee of Senior Indebtedness Default....................28
  6.06  Certain Exceptions..................................................29
  6.07  Failure to Act Not a Waiver.........................................29
  6.08  Renewal or Extension of Senior Indebtedness.........................29
  6.09  Trustee to be Agent of Holders......................................30
  6.10  Company to Issue Certificates of Senior Indebtedness................30

ARTICLE 7 CERTAIN COVENANTS OF THE COMPANY..................................30

  7.01  General Covenants of the Company....................................30
  7.02  General Covenants of the Guarantor..................................32
  7.03  Representations and Warranties of the Company and the Guarantor.....34
  7.04  Trustee may Perform Covenants.......................................34
  7.05  No Other Convertible Obligation to Rank Ahead of Debentures.........34
  7.06  Company Not to Extend Time for Payment of Interest..................34
  7.07  Annual Compliance Certificate.......................................34

ARTICLE 8 EVENTS OF DEFAULT.................................................35

  8.01  Events of Default...................................................35
  8.02  Notice of Event of Default..........................................36
  8.03  Waiver of Default...................................................36
  8.04  Right of Trustee of Enforce Payment.................................37
  8.05  Application of Moneys by Trustee....................................37
  8.06  Trustee Not Bound to Make Interim Payment...........................37
  8.07  Notice of Payment by Trustee........................................38
  8.08  Trustee May Demand Production of Debentures.........................38
  8.09  Trustee Appointed Attorney..........................................38
  8.10  Remedies Cumulative.................................................38
  8.11  Covenants for Benefit of Parties and Debentureholders...............38
  8.12  Judgment Against Company on an Express Trust........................38

ARTICLE 9 CONSOLIDATION AND AMALGAMATION....................................39
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  9.01  Successor Company or Guarantor......................................39
  9.02  Successor Company/Successor Guarantor to Possess Powers of
          the Company/Guarantor.............................................39

ARTICLE 10 INVESTMENT OF TRUST MONIES.......................................40

  10.01 Investment of Trust Monies..........................................40

ARTICLE 11 SUITS BY DEBENTUREHOLDERS AND TRUSTEE............................40

  11.01 Debentureholder May Not Sue.........................................40
  11.02 Trustee May Sue Without Possession of Debentures....................41
  11.03 Delay Not Waiver....................................................41
  11.04 Staying Actions.....................................................41

ARTICLE 12 IMMUNITY OF OFFICERS, SHAREHOLDERS AND DIRECTORS.................41

  12.01 Immunity of Officers, Shareholders and Directors....................41

ARTICLE 13 CONCERNING THE TRUSTEE...........................................42

  13.01 Concerning the Trustee..............................................42
  13.02 Rights and Duties of Trustee........................................42
  13.03 Evidence, Experts and Advisers......................................43
  13.04 Action by Trustee to Protect Interests..............................43
  13.05 Trustee Not Required to Give Security...............................43
  13.06 Protection of Trustee...............................................44
  13.07 Indemnification of Trustee..........................................44
  13.08 Replacement of Trustee..............................................44
  13.09 Conflict of Interest................................................45
  13.10 Acceptance of Trust.................................................45

ARTICLE 14 NON-PRODUCTION OF DEBENTURES.....................................45

  14.01 Non-Production of Debentures........................................45

ARTICLE 15 EVIDENCE OF RIGHTS OF DEBENTUREHOLDERS...........................46

  15.01 Evidence of Rights of Debentureholders..............................46

ARTICLE 16 DEBENTUREHOLDERS' MEETINGS.......................................46

  16.01 Debentureholders' Meetings..........................................46
  16.02 Powers Exercisable by Extraordinary Resolution......................49
  16.03 Extraordinary Resolutions...........................................50
  16.04 Declaration by Chairman of Result of Vote...........................51
  16.05 Minutes.............................................................51
  16.06 Signed Instrument in Lieu of Extraordinary Resolution...............51
  16.07 Binding Effect of Resolutions.......................................52

ARTICLE 17 SUPPLEMENTAL INDENTURES..........................................52

  17.01 Supplemental Indentures.............................................52

ARTICLE 18 TERMINATION......................................................53

  18.01 Termination.........................................................53

ARTICLE 19 COUNTERPARTS.....................................................53

  19.01 Counterparts........................................................53

ARTICLE 20 NOTICES..........................................................54

  20.01 Notices to Company and Guarantor....................................54
  20.02 Notices to Trustee..................................................54
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  20.03 Notice of Debentureholders..........................................54

ARTICLE 21 FORMAL DATE......................................................55

  20.01 Formal Date.........................................................55

          THIS TRUST INDENTURE is made as of the 28th day of May, 1999.

BETWEEN:

            RADIANT ENERGY CORPORATION, a corporation amalgamated under the laws of Canada (hereinafter called the "Company")

                                                               OF THE FIRST PART

                                     - and -


            RADIANT AVIATION SERVICES, INC., a corporation incorporated under the laws of the State of New York
            (hereinafter called the "Guarantor")

                                                              OF THE SECOND PART

                                     - and -


            THE TRUST COMPANY OF BANK OF MONTREAL, a trust company existing under the laws of Canada (hereinafter called the "Trustee")

                                                               OF THE THIRD PART


            WHEREAS the Company proposes to issue and sell $100 principal amount of redeemable convertible secured subordinated debentures (the "Debentures") upon the terms and conditions set forth in a rights offering circular filed with the Ontario Securities Commission;

            AND WHEREAS the Company proposes to issue, in the aggregate, up to $2,350,000 principal amount of Debentures;

            AND WHEREAS, under the laws relating thereto, the Company is duly authorized to create and issue, from time to time, the Debentures to be issued as herein provided;

            AND WHEREAS the Guarantor is a wholly-owned subsidiary of the Company;

            AND WHEREAS the Debentures are secured by, among other things, a guarantee of the Company's obligations in respect of the Debentures by the Guarantor supported by a charge on substantially all of the assets owned by the Guarantor;

            AND WHEREAS all necessary proceedings have been duly taken to make the creation and issue of the Debentures intended to be certified and issued hereunder, and these presents and the execution thereof, legal and valid and in accordance with the laws relating to the Company and with all other laws and regulations in that behalf;

            AND WHEREAS the Trustee has agreed to act as trustee for and on behalf of the Debentureholders on the terms and conditions herein set forth;

            AND WHEREAS the foregoing recitals are made as representations and statements of fact by the Company and not by the Trustee;

            NOW THEREFORE THIS TRUST INDENTURE WITNESSETH that for good and valuable consideration mutually given and received, the receipt and sufficiency of which are hereby acknowledged, it is hereby covenanted, agreed and declared as follows:

                                    ARTICLE 1
                                 INTERPRETATION

1.01  Definitions

      In this Trust Indenture, the recitals hereto and the Debentures, unless there is something in the subject matter or context inconsistent therewith, the following terms or expressions shall have the following meanings, respectively:

      "this Trust Deed", "this Indenture", "this Trust Indenture", "this deed", "these presents", "hereto", "herein", "hereof", and similar expressions refer to this Trust Indenture and not to any particular Article, Section or other portion hereof and include any and every deed or instrument supplemental or ancillary hereto or in implement hereof;

      "Affiliate" has the meaning ascribed thereto in the Canada Business Corporations Act;

      "Authorized Investments" means short term interest bearing or discount debt obligations issued or guaranteed by the Government of Canada or a Province or a Canadian chartered bank (which may include an affiliate or related party of the Trustee) provided that each such obligation is rated at least R1 (middle) by DBRS Inc. or an equivalent rating by Canadian Bond Rating Service;

      "business day" means a day which is not a Saturday, Sunday, or civic or statutory holiday in the City of Toronto;

      "CDN" means the Canadian Dealing Network Inc.;

      "Company" means Radiant Energy Corporation and any successor company which shall have complied with the provisions of Article 9 hereof;

      "Company's Auditors" or "Auditors of the Company" means the chartered accountant or firm of accountants duly appointed as auditor or auditors of the Company from time to time in accordance with the provisions of the Canada Business Corporations Act;

      "Conversion Price" shall have the meaning ascribed thereto in Section 4.01 of this Indenture;

      "Counsel" means a barrister and solicitor or a firm of barristers and solicitors (who may be counsel to the Company) retained by the Company or retained by the Trustee and acceptable to the Trustee, acting reasonably;

      "Current Market Price" means, for any date, the weighted average price at which the Shares have traded in the over-the-counter market or on a recognized exchange or market during the 20 consecutive trading days (on each of which at least 500 Shares are traded in board lots) ending the fifth trading day before such date as reported by CDN or such other quotation system as may then be in use, or such other market or exchange in which the Shares are then trading, and the weighted average price shall be determined by dividing the aggregate sale price of all Shares sold in board lots on the over-the-counter market, or recognized exchange or market, as the case may be, during the 20 consecutive trading days by the number of Shares sold. If the Shares are not then traded in the over-the-counter market or on a recognized exchange or market, the Market Price of the Shares shall be the fair market value of the Shares as determined in good faith by the board of directors of the Company after consultation with a nationally or internationally recognized investment dealer or investment banker;

      "Debentures" means the 7% redeemable convertible secured subordinated debentures issued, from time to time, and certified hereunder and for the time being outstanding and includes Debentures issued on the exchange of any Debenture under Section 2.13, as a result of a partial redemption of Debentures under Section 3.03;

      "Debentureholders" and "holders" means the several persons for the time being entered in the registers hereinafter mentioned as the holders of outstanding Debentures;

      "Designated Representative" means the trustee or trustees under any indenture in virtue of which Senior Indebtedness is issued or, failing any such trustee or trustees, the person or persons designated in writing to the Trustee by the holders of a majority in outstanding principal amount of Senior Indebtedness of each class or series or, in the absence of such designation, the person or persons designed in writing to the Trustee by the Company;

      "Directors" or "directors" means the board of directors of the Company or the Guarantor, as the case may be, for the time being, and reference to action by the directors shall mean action by the directors as a board or by any committee thereof duly empowered to take such action;

      "dividends paid in the ordinary course" means dividends paid on the Shares in any fiscal year of the Company, whether in (i) cash, (ii) shares, (iii) rights, options or warrants (other than rights, options or warrants referred to in subsection 4.05(3) or to purchase Shares at a price per Share less than 95% of the current market price of the Shares on the record date for such dividend) to purchase any securities, property or other assets of the Company, or (iv) property or other assets of the Company; provided that the amount or value of such dividends in the aggregate (any such securities, property or other assets so distributed to be valued at the fair market value of such securities, property or other assets, as the case may be, as determined by the directors, with the concurrence of the Trustee) does not in any such fiscal year exceed 50% of the consolidated net income of the Company (before extraordinary items) for its immediately preceding fiscal year, as determined in accordance with Canadian generally accepted accounting principles;

      "Environmental Laws" means all federal, provincial, state, municipal, county, local and other laws, statutes, codes, ordinances, by-laws, rules, regulations, policies, guidelines, certificates, approvals, permits, consents, directions, standards, judgments, orders and other authorizations, as well as common law, civil and other jurisprudence or authority, in each case domestic or foreign, having the force of law at any time relating in whole or in part to any Environmental Matters and any permit, order, directions, certificate, approval, consent, registration, licence or other authorization of any kind held or required to be held in connection with any Environmental Matters;

      "Environmental Matters" means:

            (a) condition or substance, heat, energy, sound, vibration, radiation or odour that may affect any component of the earth and its surrounding atmosphere or affect human health or any plant, animal or other living organism; and

            (b) any waste, toxic substance, contaminant or dangerous good or the deposit, release or discharge of any thereof into any component of the earth and its surrounding atmosphere;

      "Escrowed Funds" has the meaning ascribed thereto in Section 2.18;

      "Extraordinary Resolution" has the meaning ascribed thereto in Section 16.03;

      "Guarantee" has the meaning ascribed thereto in Article 5;

      "Guarantor" means Radiant Aviation Services, Inc., a company incorporated under the laws of the State of New York and a wholly-owned subsidiary of the Company;

      "Joint Holders" and "Joint Registered Holders" means, the case of two or more persons being the holders of a Debenture, all of such persons registered as holding in any estate or in any common capacity be it joint tenancy, tenancy in common or otherwise;

      "Officers' Certificate" and "Certificate of the Company" means a certificate signed by any two of the Chairman, Chief Operating Officer, Vice-President or Secretary-Treasurer or by any one of the said officers and a director of the Company or by any two directors of the Company;

      "Patent" means United States Letters Patent No. 5,417,389 issued May 23, 1995 entitled, "Methods and Apparatus For DeIcing an Aircraft by Infrared Radiation";

      "person" includes any individual, corporation, body corporate, partnership, trust, trustee, unincorporated organization or other judicial entity, any government agency or instrumentality and words importing persons have a similar meaning;

      "prime rate" for any day means the reference rate of interest reported, quoted or announced and commonly known as the prime rate of interest by and of Bank of Montreal for Canadian dollar commercial loans made in Canada, in all cases adjusted automatically and without the necessity of any notice to the Company upon each reported, quoted or announced change to such rate;

      "Security" means any mortgage, charge, hypothec, pledge, assignment, lien, security interest or other encumbrance, including any sale and repurchase or sale and lease back arrangement or any other arrangement of similar effect;

      "Senior Indebtedness" means the principal of, premium, if any, and interest on,

      (a) indebtedness evidenced by the outstanding 6% redeemable convertible secured debentures issued by the Company pursuant to the trust indenture made May 22, 1997 between the Company, the Guarantor and The R-M Trust Company (now CIBC Mellon Trust Company);

      (b) indebtedness (other than indebtedness evidenced by the Debentures) for money borrowed or to be borrowed by the Company, a Subsidiary, or both, for the purpose of constructing de-icing service centres, and

      (c) the indebtedness existing as at the date of this Indenture for money borrowed by the Company from directors, officers and shareholders of the Company, including but not limited to indebtedness owed to directors, officers and shareholders of the Company and for which the Company, the Guarantor, or both, has granted Security, and renewals, extensions and refundings of any such indebtedness as follows:

            (i) approximately $110,700 owed to Timothy P. Seel, a director, officer and shareholder of the Company, and

            (ii) approximately $208,794 owed to David A. Williams, a director of the Company, and his Affiliates;;

      "Senior Indebtedness Default" means the occurrence or existence of any event or circumstance which would permit the holder or holders of any class or series of Senior Indebtedness or its or their Designated Representative(s) to declare such Senior Indebtedness due and payable prior to the stated maturity thereof;

      "Shares" means common shares in the issued and outstanding capital of the Company or any securities into which such common shares may be exchanged, reclassified, reorganized or otherwise converted;

      "Subsidiary" has the meaning ascribed thereto in the Canada Business Corporations Act; and

      "Trustee" means The Trust Company of Bank of Montreal or its successor in the trusts hereby created.

1.02 Number and Gender

      Words importing the singular number only shall include the plural and vice versa and words importing gender shall include the masculine and feminine genders and words importing persons shall include firms, associations and corporations and vice versa.

1.03  Choice of Language

      The parties hereto have required that this Indenture and all documents and notices related thereto and resulting therefrom be drawn up in English. Les parties aux presentes ont exige que la presente convention ainsi que tous les documents et avie qui s'y rattachent et qui en decouleront soient rediges en langue anglaise.

1.04  Business Day

      Whenever any payment is due or required to be made or any other action is required to be taken under this Indenture or the Debentures on or as of a day that is not a business day, that payment must be made and the other action must be taken on or as of the next day that is a business day.

1.05  Headings

      The division of this Indenture into Articles, Sections, Subsections and clauses, the provision of a table of contents and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Indenture or the Debentures.

1.06  Meaning of "Outstanding"

      Every Debenture certified and delivered by the Trustee hereunder shall be deemed to be outstanding until it is cancelled or delivered to the Trustee for cancellation or monies for the payment or redemption thereof have been set aside under Article 3, provided that:

      (a) Debentures which have been partially redeemed, purchased or converted will be deemed to be outstanding only to the extent of the unredeemed, unpurchased, or unconverted part of the principal amount thereof;

      (b) where a new Debenture has been issued in substitution for a Debenture that has been lost, stolen or destroyed, only one of them will be counted for the purpose of determining the aggregate principal amount of Debentures outstanding; and

      (c) for the purpose of any provision of this Indenture entitling holders of outstanding Debentures to vote, sign consents, requests or other instruments or take any other action under this Indenture, Debentures owned legally or equitably by the Company or any Subsidiary thereof shall be disregarded, except that:

            (i) for the purpose of determining whether the Trustee shall be protected in relying on any such vote, consent, request or other instrument or other action, only the Debentures of which the Trustee has notice that they are so owned shall be so disregarded; and

            (ii) Debentures so owned which have been pledged in good faith other than to the Company or any Subsidiary of the Company shall not be so disregarded if the pledgee shall establish to the satisfaction of the Trustee the pledgee's right to vote the Debentures in his or her discretion free from the control of the Company or any Subsidiary of the Company, as the case may be, and the terms of the pledge thereof as to the right to vote shall govern.

1.07  Time of the Essence

      Time shall be of the essence in all respects hereof and of the Debentures.

1.08  Applicable Law

      This Indenture and the Debentures shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein and shall be treated in all respects as Ontario contracts.

1.09  Currency

      Unless otherwise stated, all dollar amounts referred to in this Indenture are denominated in Canadian dollars.

                                    ARTICLE 2
                                 THE DEBENTURES

2.01  Limit of Issue

      The aggregate principal amount of Debentures which may be issued hereunder is limited to Two Million Three Hundred Fifty Thousand Dollars ($2,350,000) in lawful money of Canada.

2.02  Designation, Interest and Maturity

      The Debentures shall be designated as "7% Redeemable Convertible Secured Subordinated Debentures", shall be dated May 28, 1999 (regardless of their actual date of issue), shall mature on May 31, 2004, shall be redeemable as set forth in Article 3, shall be convertible into Shares as set forth in Article 4, shall be secured as set forth in Article 5, shall be subordinated as set forth in Article 6, and shall bear interest from their date of issue to and including May 31, 2004 (or their earlier payment and discharge), at the rate of seven per cent (7%) per annum as well after as before maturity, default or judgment (with interest on overdue interest at the said rate) payable semi-annually on November 30 and May 31 of each year, commencing November 30, 1999. All Debentures shall rank equally and rateably without discrimination, preference or priority amongst themselves but shall rank in priority to other present or future indebtedness of the Company, except as otherwise specified in Article 6. The provisions of this Indenture shall be binding on the Company, the holders of the Debentures and all persons claiming through or under them respectively. Holders of Debentures shall be deemed to have notice of these provisions.

2.03  Form of Debentures

      The Debentures shall be issued in registered form in minimum denominations of one hundred dollars ($100) in or substantially in the form set forth in Schedule "A" to this Indenture (which is incorporated herein by reference) and shall bear such distinguishing letters and numbers as the Trustee may approve. The Debentures may be typewritten, photocopied, engraved, lithographed, printed or partly in one form and partly in another, as the Company may determine.

2.04  Signature on Debentures

      All Debentures issued hereunder shall be signed by any two of the Chairman, the Chief Operating Officer and a Vice-President of the Company. The signature or signatures of all or any one or more of such officers may be engraved, lithographed, printed or otherwise mechanically reproduced on the Debentures and such engraved, lithographed, printed or otherwise mechanically reproduced signature or signatures shall be deemed for all purposes to be the signature of such officer or officers and shall be binding upon the Company, notwithstanding any change in any of the persons holding the said offices between the time of actual signing and the certifying and delivery of the said Debentures and notwithstanding that the Chairman, the Chief Operating Officer or the Vice-President signing may not have held office at the date of this Indenture or at the date of the certifying and delivery thereof.

2.05  Certification

      (1) No Debenture shall be issued, or, if issued, shall be obligatory or shall entitle the holder to the benefit of these presents or of the trusts hereunder until it has been certified by or on behalf of the Trustee, and such certification by the Trustee upon any such Debenture shall be conclusive evidence that the Debenture so certified has been duly issued hereunder and that the holder thereof is entitled to the benefit of these presents and of the trusts under this Indenture. The certificate of the Trustee on any Debenture shall be substantially in the form set out in Schedule "A" hereto or in some other form approved by the Trustee. The certificate of the Trustee signed on the Debentures shall not be construed as a representation or warranty by the Trustee as to the validity of this Indenture or of the said Debentures and the Trustee shall in no respect be liable or answerable for the use made of the said Debentures or any of them or the proceeds thereof. The certificate of the Trustee signed on the Debentures shall, however, be a representation and warranty by the Trustee that the said Debentures have been duly certified by the Trustee pursuant to the provisions of this Indenture.

      (2) Debentures, to the aggregate limit hereinbefore authorized, may, forthwith upon the execution hereof or from time to time hereafter, be issued by the Company and be certified by or on behalf of the Trustee, and be delivered by the Trustee in accordance with and upon the written order of the Company (evidenced by a written request signed by any two of the Chairman, the Chief Operating Officer and a Vice-President of the Company) upon receipt by the Trustee of an opinion of counsel to the effect that this Indenture has been duly executed; provided, however, that no Debenture shall be certified or delivered if the Company is at the time, to the knowledge of the Trustee, in default under any of the provisions of this Indenture or if at the time, to the knowledge of the Trustee, any event has occurred which with the passing of time, the giving of notice, or both, as the case may be, would become an event of default under this Indenture. Any certification and delivery of any Debentures by the Trustee shall be conclusive evidence of the absence of knowledge on the part of the Trustee of any such default or event at the time of such certification and delivery.

2.06  Registration and Transfer of Debentures

      The Debentures to be issued hereunder shall be in registered form only. The Company shall at all times cause to be kept, by and at the principal transfer office of the Trustee in the City of Toronto and at such other place or places, and by the Trustee or such other registrar or registrars, if any, as the Company, with the approval of the Trustee, may designate, registers in any one of which shall be entered the names and post office addresses of the holders of Debentures and particulars of the Debentures held by them respectively and in which transfers of such Debentures shall be registered. No transfer of a Debenture shall be valid unless made on one of such registers by the registered holder or by his or her executors, administrators or other legal representatives or his, her or their attorney duly appointed by an instrument in writing in form and execution satisfactory to the Trustee, and upon compliance with such reasonable requirements as the Trustee or other registrar may prescribe and unless such transfer shall have been duly noted on the said Debenture by the Trustee or other registrar. The Company shall not permit the transfer of a Debenture to be made except in compliance with all applicable laws, including without limitation, all securities laws, regulations, policy statements, orders, rulings and other requirements of relevant securities regulatory authorities.

2.07  Transfer from Register to Register

      The holders of Debentures may at any time and from time to time, upon payment of a reasonable fee to be fixed by the Trustee, transfer the Debentures held by them respectively from the register in which the registration of such Debentures appears to another register maintained in another place authorized for that purpose under the provisions of this Indenture. Such registration shall be noted on the Debentures by the Trustee or other registrar.

2.08  Power to Close Registers

      The Company, with the approval of the Trustee, shall have power at any time to close any register upon which the entries of the registration of any Debentures appear (other than those kept in the City of Toronto) and in that event shall transfer the records thereof to another existing register or to a new register and thereafter such Debentures shall be deemed to be registered on such existing or new register, as the case may be. In the event that the register in any place is closed and the records transferred to a register kept in another place, notice of such change shall be given, in the manner provided in Section 2.09 hereof, to the holders of the Debentures registered in the register so closed.

2.09  Notices to Debentureholders

      (1) Subject to the provisions hereinafter contained regarding notices of intention to redeem, as set out in Section 3.04 hereof, all notices given hereunder to the Debentureholders shall be deemed validly given if sent by first class prepaid mail addressed to such holders at their postal addresses appearing in the registers hereinbefore mentioned or, delivered by hand to such addresses, and in the case of Joint Holders, to the registered address of one of such Joint Holders. If the Trustee determines that mail service is or is threatened to be interrupted at the time when the Company or Trustee is required or elects to give any notice to holders of Debentures, such notice may be given by means of publication in The Globe and Mail, national edition, or any other English language daily newspaper of general circulation in Canada approved by the Trustee. Any notice so given shall be deemed to have been given on the date it is first published.

      (2) All such notices sent by post may be mailed at any place in Canada where the Company may have established registers in accordance with the foregoing provisions of this Indenture or partly at one of such places and partly at another or others. Every notice so sent by post or by hand shall be deemed to have been given on the fifth business day after it has been mailed or on the day upon which it has been delivered, as the case may be. Every notice so published shall be deemed to have been given on the day when such notice is posted or on the day upon which it is first published, as aforesaid, as the case may be.

2.10  Inspection of Registers

      The registers hereinbefore referred to shall at all reasonable times be open for inspection by the Company, the Trustee or any Debentureholder.

2.11  Persons Regarded as Owners

      (1) The person in whose name any Debenture shall be registered shall be deemed and regarded as the owner thereof for all purposes of this Indenture and payment of or on account of the principal of such Debenture and interest on such Debenture shall be made only to, or upon the order in writing of, such registered holder thereof.

      (2) The registered holder for the time being of any Debenture shall be entitled to the principal monies and interest evidenced by such instruments, free from all equities or rights of set-off or counterclaim between the Company and the original or any intermediate holder thereof and all persons may act accordingly, and a transferee of a Debenture shall, after the appropriate form of transfer is lodged with the registrar and upon compliance with all other conditions in that behalf required by or pursuant to this Indenture or by the conditions endorsed on the Debentures or by law, be entitled to be entered on the register as the owner of such Debenture free from all equities or rights of set-off or counterclaim between the Company and his or her transferor or any previous holder thereof, save in respect of equities as to which the Company is required to take notice by law.

      (3) Delivery by a Debentureholder of a Debenture to the Company or the receipt by such holder of the principal monies, interest, or both, evidenced by such instrument respectively shall be a good discharge to the Company, which shall not be bound to enquire into the title of such holder, save as required by law. Neither the Company nor the Trustee nor any registrar shall be charged with any notice or be bound to see to the execution of any trust, whether express, implied or constructive, affecting the ownership of any Debenture or be affected by notice of any equity that may be subsisting in respect thereof, and the Trustee, such registrar, or both, may transfer any Debenture on the direction of the registered holder thereof, whether named as trustee or otherwise, as though that person were the beneficial owner thereof.

2.12  Mutilation, Loss, Theft or Destruction of Debentures

      (1) In case any of the Debentures shall become mutilated or be lost, stolen or destroyed, the Company in its discretion may issue and thereupon the Trustee, subject to the conditions contained in this Section 2.12, shall certify and deliver, a new Debenture of like date and tenor as the one mutilated, lost, stolen or destroyed, in exchange for and in place of and upon cancellation of the mutilated Debenture or in lieu of and in substitution for the same, if lost, stolen or destroyed and the substituted instrument shall be in a form approved by the Trustee and shall rank equally in accordance with its terms with all other Debentures.

      (2) In case of loss, theft or destruction, the applicant for a substituted Debenture shall, as a condition precedent to the issue thereof, furnish to the Company and to the Trustee such evidence of ownership and of the loss, theft or destruction of such instrument so lost, stolen or destroyed as shall be satisfactory to the Company and to the Trustee in their discretion, acting reasonably and such applicant shall also furnish an indemnity in an amount and form satisfactory to the Company and the Trustee in their discretion, acting reasonably and shall pay the expenses which may be incurred by them and their reasonable charges in the premises.

2.13  Exchanges of Debentures

      (1) Except as herein otherwise provided, in every case of exchange of Debentures of any denomination or form for other Debentures, and for any registration of Debentures, and for any transfer of Debentures, the Trustee or other registrar may make a sufficient charge to reimburse it for any stamp taxes or governmental charge required to be paid and a reasonable charge for its services and, in addition, may charge a reasonable charge per Debenture issued upon such exchange, registration or transfer as a condition precedent thereof.

      (2) Debentures of any denomination may be exchanged for Debentures of any other authorized denomination or denominations, any such exchange to be for an equivalent principal amount of Debentures. All exchanges of Debentures shall be made at the principal transfer office of the Trustee in the City of Toronto or at the office or offices of such other registrar or registrars, if any, or at such other office or offices of the Trustee, if any, as may from time to time be designated by the Company, with the approval of the Trustee, for such purpose. In every case of exchange and transfer, the Debenture or Debentures surrendered shall be cancelled.

      (3) Neither the Company nor the Trustee nor any registrar shall be required (i) to make redemptions, transfers, exchanges, conversions or registrations of Debentures for a period of fifteen (15) business days next preceding any interest payment date; or (ii) to make exchanges of any Debentures during the fifteen (15) business days next preceding any selection by the Trustee of Debentures to be redeemed. Debentures issued in exchange for Debentures which at the time of such issue have been selected or called for redemption shall be deemed to have been called or selected for redemption in the same manner and shall have noted thereon a statement to that effect.

2.14  Production of List of Holders

      Every registrar (including the Trustee) shall when requested in writing to do so by the Company, the Trustee or a Debentureholder furnish the Company, the Trustee, or upon payment by the Debentureholder of a reasonable fee and upon providing the Trustee with the required documents, the Debentureholder, as the case may be, with a list of the names and addresses of holders of Debentures showing the principal amount and serial numbers of such Debentures held by such holders.

2.15  Option of Holder as to Place of Payment

      (1) Except as otherwise herein provided, all sums which may at any time become payable whether at maturity or on redemption or otherwise on account of any Debenture or interest thereon shall be payable at the option of the holder at any of the places at which the principal of, and interest on, such Debenture are respectively payable in accordance with the provisions of such Debenture.

      (2) As the interest on Debentures matures (except interest payable at maturity which shall be paid upon presentation and surrender of Debentures for payment), at least three (3) business days prior to each date on which interest on the Debentures becomes due, the Company shall forward to or deposit with the Trustee a written notice in accordance with Section 2.18 or a cheque or bank draft in an amount equal to the aggregate amount of interest payable on all then outstanding Debentures, and the Trustee shall forward or cause to be forwarded by first class prepaid post (or if mail service is interrupted, by any other means the Company and the Trustee deem appropriate) to each holder of then outstanding Debentures for the time being or, in the case of Joint Holders, to one of such Joint Holders, at his or her address appearing on the appropriate register hereinbefore mentioned, a cheque for such interest (less any tax required to be deducted) payable to the order of such holder or holders and negotiable at par at each of the places at which interest upon such Debentures is payable. The forwarding of such cheque shall satisfy and discharge the liability of the Company for the interest upon such Debentures to the extent of the sum represented thereby (plus the amount of any tax deducted as aforesaid) provided that in the event of the non-receipt of such cheque by the registered holder, or the loss or destruction thereof, the Trustee upon being furnished with reasonable evidence of such non-receipt, loss or destruction and indemnity reasonably satisfactory to it shall issue to such registered holder a replacement cheque for the amount of such cheque.

      (3) The principal of the Debentures and interest thereon and all sums which may at any time become payable thereon, whether at maturity or otherwise, shall be payable in lawful money of Canada.

2.16  Denominations of Debentures

      The Debentures shall be in denominations of $100 only and whole multiples thereof. The Debentures shall be numbered in such manner as the Company, with the approval of the Trustee, may determine.

2.17  Computation of Interest

      All Debentures issued hereunder, whether originally or upon exchange or in substitution for previously issued Debentures, shall bear interest from their date of issue or from the last interest payment date to which interest shall have been paid or made available for payment on such Debentures, whichever shall be the later. Interest shall be computed on the basis of a year of 365 or 366 days, as applicable.

2.18  Escrowed Funds

      Seven percent (7%) of the aggregate principal amount of the Debentures issued (the "Escrowed Funds") will be held in escrow by the Trustee and will be invested by the Trustee in accordance with the provisions of Section 10.01 hereof. Not less than three (3) business days prior to each of the first or second dates on which interest on the outstanding Debentures becomes due and payable under the terms of the Debentures (each an "Escrowed Interest Payment Date"), the Company may, in lieu of the cheque or bank draft required to the delivered by the Company to the Trustee under Section 2.15(2) hereof, deliver to the Trustee written notice (an "Escrow Release Notice") instructing the Trustee to release from escrow that portion of the Escrowed Funds equal to the amount necessary to make interest payments on that Escrowed Interest Payment Date and to cause such released Escrowed Funds to be used to make interest payments required to be made on that Escrowed Interest Payment Date under the terms of the Debentures. Upon receipt of an Escrow Release Notice from the Company, the Trustee shall release from escrow that portion of the Escrowed Funds equal to the amount necessary to make interest payments on that Escrowed Interst Payment Date and cause such released Escrowed Funds to be used to make interest payments required to be made on that Escrowed Interest Payment Date under the terms of the Debentures. If, after the full payment of interest on any Debentures outstanding as at the second Escrowed Interest Payment Date, the Trustee holds all or any portion of the Escrowed Funds, the Trustee shall promptly release from escrow and deliver to the Company the Escrowed Funds (and any interest accrued thereon).

                                    ARTICLE 3
                      REDEMPTION AND PURCHASE OF DEBENTURES

3.01  Redemption

      Subject to Section 3.02 hereof, the Company when not in default hereunder shall have the right at its option to redeem, on not less than thirty (30) days' prior notice, either in whole at any time or in part from time to time before maturity, any of the Debentures of the principal amount thereof together in all cases with interest on the principal amount of the Debentures so redeemed accrued and unpaid to the date fixed for redemption (the amount, including interest, at which any Debentures may be redeemed on any date being herein sometimes referred to as the "redemption price" of the Debentures).

3.02  Limitation on Redemption

      No Debentures may be redeemed by the Company prior to May 31, 2000 and Debentures may not be redeemed after that date unless the Company shall have filed with the Trustee on the day notice of the proposed redemption is first given an Officer's Certificate certifying that the Current Market Price of the Shares as of the date of such notice equals or exceeds $2.50 per Share (subject to adjustment in accordance with the terms herein).

3.03  Partial Redemption of Debentures

      (1) In case less than all the Debentures for the time being outstanding are at any time to be redeemed, the Debentures so to be redeemed shall be redeemed pro rata from the outstanding Debentureholders; provided, however, that in such case the Debentures shall only be redeemed in denominations of $100 principal amount and whole multiples thereof. The holder of any Debenture called for redemption in part only, upon surrender of such Debenture in accordance with
Section 3.09 hereof, shall be entitled to receive, without expense to such holder, one or more new Debentures for the unredeemed part of the principal amount of the Debenture so surrendered.

      (2) Unless the context otherwise requires, the word "Debenture" or "Debentures" as used in this Article 3 shall be deemed to include that part of the principal amount of any Debenture which shall have become subject to redemption pursuant to the provisions hereof.

3.04  Notice of Redemption

      Notice of intention to redeem any of the Debentures shall be given by or on behalf of the Company in the following manner:

      (a) notice of intention to redeem such Debentures shall be given by letter or circular sent in the manner provided in Section 2.09 and shall be mailed or delivered not less than thirty (30) and not more than sixty (60) days prior to the date fixed for redemption; provided always that the non-receipt of any such letter or circular by any of the holder or holders of any of such Debentures shall not invalidate or otherwise prejudicially affect the redemption of such Debentures;

      (b) unless all of the Debentures for the time being outstanding are to be redeemed, every notice of redemption shall state the designating numbers of the Debentures so called for redemption and in case a Debenture is to be redeemed in part only, that part of the principal amount thereof so to be redeemed; and

      (c) every notice of redemption shall specify the redemption date and the redemption price and shall state that unless the redemption price of such Debentures is not paid on presentation thereof such Debentures and all interest accruing thereon after such redemption date shall on and after such redemption date cease.

      Every notice sent by delivery or published shall be deemed to have been given on the day on which it is delivered or first published, as the case may be. Every notice sent by post shall be deemed to have been given on the fifth business day after it is posted.

3.05  Debentures Due on Redemption Dates

      If notice shall have been given as specified in Section 3.04 and if the redemption money shall have been duly paid to or to the order of the Trustee as provided in Section 3.06, but not otherwise, all the Debentures so called for redemption shall thereupon be and become due and payable at such redemption price and on such redemption date and in the same manner and with the same effect as if such redemption date were the date of maturity specified in such Debentures respectively, anything in such Debentures or herein to the contrary notwithstanding, and from and after such redemption date interest upon such Debentures shall cease; but the giving of such notice in conformity with the provisions hereof shall, if the Company fails to make such payment (whether such failure results from a change in the Company's intentions, or from circumstances beyond its control, or otherwise), be of no effect whatsoever, and in the event of such failure to make payment, such notice shall be deemed to be null, void and of no effect whatever.

3.06  Deposit of Redemption Moneys

      Such redemption shall be provided for by depositing with the Trustee, at least three (3) business days prior to the redemption date fixed in such notice, such sums as may be sufficient to pay the redemption price of such Debentures including accrued interest on the Debentures so called for redemption to the date of redemption. The Company shall also deposit with the Trustee if required by it a sum sufficient to pay any charges or expenses which may be incurred by the Trustee in connection with such redemption. From the sums so deposited the Trustee shall pay or cause to be paid to the holders of such Debentures so called for redemption, upon surrender of such Debentures, the principal and interest to which they are respectively entitled on redemption.

3.07  Failure to Surrender Debentures Called for Redemption

      (1) In case the holder of any Debenture so called for redemption shall fail within sixty (60) days after the date fixed for redemption so to surrender his Debenture or shall not within such time accept payment of the redemption monies payable in respect thereof or give such receipt therefor, if any, as the Trustee may require, such redemption monies shall be set aside in trust for such holder at such rate of interest, if any, either in the deposit department of the Trustee or in a chartered bank or trust company in Canada, and such setting aside shall for all purposes be deemed a payment to the Debentureholder of the sum so set aside, and to that extent said Debenture shall thereafter not be considered as outstanding hereunder and the Debentureholder shall have no other right except to receive payment out of the monies so paid and deposited (upon surrender and delivery of his or her Debenture) of the redemption price of such Debenture.

      (2) In the event that any monies required to be deposited hereunder with the Trustee or any depository or paying agent on account of principal of or interest on Debentures issued hereunder shall remain so deposited for such period that the right to proceed against the Company for recovery of such monies by the holders of Debentures has become statute barred, then such monies, together with any accumulated interest thereon, shall at the end of such period be paid over by the Trustee or such depository or paying agent to the Company on its demand. Thereupon the Trustee shall be released from all further liability with respect to such monies and thereafter the holders of the Debentures in respect of which such monies were so repaid to the Company shall have no right in respect thereof except to obtain payment of the monies due thereon from the Company.

3.08  Cancellation and Destruction of Debentures

      All Debentures redeemed under this Article 3 shall forthwith be delivered to the Trustee and shall be cancelled by it and shall not be reissued. All Debentures which shall have been delivered to and cancelled by the Trustee shall be destroyed by the Trustee and if required in advance in writing by the Company, the Trustee shall furnish to it a destruction certificate setting out the numbers and denominations of the Debentures so destroyed.

3.09  Surrender of Debentures for Cancellation

      If the principal monies due upon any Debenture issued hereunder shall become payable by redemption or otherwise before the date of maturity thereof, the person presenting such Debenture for payment shall surrender the same for cancellation and the Company shall notwithstanding such surrender pay the interest accrued and unpaid thereon (computed on a per diem basis) up to the date on which the principal monies are due if the date fixed for payment of the principal amount is not an interest due date.

3.10  Purchase of Debentures

      (1) At any time when the Company is not in default hereunder it may purchase all or any of the Debentures in the market (which will include purchase from or through an investment dealer or a firm holding membership on a recognized stock exchange) or by tender provided that the price at which such Debentures may be purchased shall not exceed the principal amount of such Debentures together with accrued and unpaid interest to the date of purchase plus reasonable costs of purchase. All Debentures so purchased shall forthwith be delivered to the Trustee and shall be cancelled by it and shall not be re-issued.

      (2) If on an invitation for tenders more Debentures are tendered at the same lowest price than the Company is prepared to accept, the Debentures to be purchased at that price shall be purchased proportionately from the Debentures tendered by each holder who tenders Debentures at that price.

3.11  Rights to Convert Preserved

      Any call for redemption of Debentures made by the Company shall be subject always to the right of the holders of such Debentures to convert the same, as provided in Article 4 hereof, prior to the date fixed for redemption of such Debentures pursuant to Section 3.04.

                                    ARTICLE 4
                          CONVERSION OF THE DEBENTURES

4.01  Conversion Right

      (1) For the purposes of this Article 4, "current Conversion Price" means as at any particular time the basic conversion price unless an adjusted conversion price is in effect pursuant to the provisions of Section 4.05 hereof in which case it means such adjusted conversion price, and "basic conversion price" means $1.15 per Share if converted prior to May 31, 2000 and $1.45 per Share if converted thereafter, being a rate of approximately 86.96 Shares and
68.97 Shares, respectively, for each $100 principal amount of Debentures.

      (2) Subject to and upon compliance with the provisions of this Article 4, the holder of each Debenture shall have the right, at his option, at any time up to the close of business on May 31, 2004 to convert such Debenture into fully paid and non-assessable Shares, without the payment of any further consideration therefor, by applying the principal amount of such Debenture, as provided for herein, to the purchase of such Shares at the then current conversion price; except that in the case of Debentures which shall be called for redemption such right shall terminate with respect thereto at the close of business on the business day immediately prior to the date fixed for such redemption. Should payment of the redemption price of Debentures which have been called for redemption not be paid on due surrender of the Debentures as provided for herein, then the right of conversion shall revive and continue as if such Debentures had not been called for redemption. Any monies which shall have been deposited with the Trustee for the redemption of any Debenture which shall have been converted subsequent to the calling of such Debenture for redemption shall, upon delivery to the Trustee of reasonable evidence of such conversion, be repaid to the Company.

      (3) The Shares issuable upon the conversion of any Debenture converted at or prior to the time fixed for determining the holders of record of Shares for the payment of dividends on Shares shall qualify for such dividends. No adjustment shall be made for dividends on any Shares that shall be issuable upon the conversion of any Debenture, nor for the interest accrued on the principal amount of any Debenture so converted.

4.02  Conversion in Multiples

      The Debentures shall be wholly convertible into Shares in units of One Hundred Dollars ($100) principal amount and whole multiplies thereof.

4.03  Conversion Procedure

      (1) In order to convert any Debenture, such Debenture shall be delivered at any time during usual business hours to the Trustee at any office of the Trustee where Debentures may be registered or transferred on the register maintained thereat by the Trustee for that purpose, accompanied by a written notice (substantially in the form set forth in Schedule "A" to this Indenture) duly executed by the registered holder of such Debenture or his attorney duly authorized in writing, which notice shall state that the holder elects to convert the said Debenture in accordance with the provisions hereof and which notice shall further state the name or names (with addresses) in which the certificate or certificates for Shares issuable on such conversion shall be issued and if any of the Shares into which such Debenture is to be converted are to be issued to a person or persons other than the holder of such Debentures, there shall be paid to the Trustee any transfer tax which may be properly payable. If any certificate or certificates representing any of the Shares issuable on conversion are directed to be issued to any person other than the holder of such Debenture, the signature of such holder, shall be guaranteed by a bank, trust company, member of a recognized stock exchange in Canada or by another person satisfactory to the Trustee. Such holder shall, in addition, comply with such other reasonable requirements as the Trustee may prescribe.

      (2) Subject to Section 4.02 hereof, any holder may by such written notice elect to convert only part of the principal amount of any Debenture, in which event the Company shall issue and the Trustee shall certify and deliver to such holder, at the expense of the Company, a new Debenture registered in the name of such holder, in a principal amount equal to that part of the principal amount of the said Debenture which the said holder did not elect to convert.

      (3) Every such notice of election to convert shall constitute a contract between the holder of such Debenture and the Company, whereby the holder of such Debenture shall be deemed to subscribe for the number of Shares which he will be entitled to receive upon such conversion and in payment and satisfaction of such subscription, to surrender such Debenture and to release the Company from all liability thereon, and whereby the Company shall be deemed to agree that the surrender of such Debenture and the extinguishment of liability thereon shall constitute full payment of such subscription for the Shares to be issued upon such conversion. If more than one (1) Debenture shall be surrendered for conversion at one time by the same holder, the number of full Shares which shall be issuable upon the conversion thereof shall be computed on the basis of the aggregate principal amount of Debentures so surrendered.

      (4) Forthwith after the receipt of such notice of election to convert, the payment of such transfer tax (if any), the delivery of such Debenture and compliance with all reasonable requirements of the Trustee as aforesaid, the Company shall cause the transfer agent for the Shares to issue and deliver, to or upon the written order of the holder of the Debenture so surrendered (i) a certificate or certificates for the number of Shares into which such Debenture has been converted in accordance with the provisions of this Article 4, (ii) a new Debenture (if required) in a principal amount equal to the principal amount of the tendered Debenture which the holder did not elect to convert, (iii) an amount equal to all accrued and unpaid interest on the principal amount of the Debenture or portion of the Debenture, as the case may be, so converted calculated to the date on which notice of election is given by the Debentureholder under this Section 4.03, and (iv) any cash which the Company is required to pay in accordance with the provisions of Section 4.07 hereof. Such conversion shall be deemed to have been made immediately prior to the close of business, at the office of the Trustee where such notice of election was received, on the date on which all conditions precedent to the conversion of such Debenture have been fulfilled and the person or persons in whose name or names any certificate or certificates for Shares shall be issuable shall be deemed to have become on the said date the holder or holders of record of the Shares represented thereby; provided, however, that if the transfer books of the Company for Shares shall be closed on the said date, the Company shall not be required to issue Shares upon such conversion until the date on which such transfer books shall be re-opened and such person or persons shall not be deemed to have become the holder or holders of record of such Shares until the date on which such transfer books shall be re-opened, but such conversion shall nevertheless be effected when such transfer books shall be re-opened at the conversion price in effect on, and otherwise as of, the date of conversion.

      (5) The Company covenants that it shall use its best efforts to ensure that the transfer books for Shares of the Company shall not be closed during any period which includes a record date for a dividend or other distribution on the Shares.

4.04  Cancellation of Debentures

      All Debentures converted as aforesaid shall be void and shall be cancelled. All Debentures from time to time converted as aforesaid shall be cancelled by the Trustee forthwith upon delivery of such Debentures to it and, subject to Section 4.03, no Debenture shall be issued in substitution therefor.

4.05  Adjustment of Price and Terms

      (1) The current conversion price (and the number of Shares issuable upon conversion of any Debenture) shall be subject to adjustment from time to time as hereinafter is provided.

      (2)   If and whenever at any time after the date hereof the Company:

            (a) issues Shares or securities exchangeable for or convertible into Shares, to all or substantially all of the holders of Shares by way of stock dividend or otherwise (other than an issue of Shares or securities to holders of Shares who have elected in the ordinary course to receive dividends in Shares or securities in lieu of receiving cash dividends);

            (b) makes a distribution on its outstanding Shares payable in Shares or securities exchangeable for or convertible into Shares (other than a distribution of Shares or securities to holders of Shares who have elected in the ordinary course to receive dividends in Shares or securities in lieu of receiving cash dividends);

            (c) subdivides, redivides or changes its outstanding Shares into a greater number of Shares; or

            (d) reduces, combines or consolidates its outstanding Shares into a smaller number of Shares.

(any of such events in clauses (a), (b), (c) and (d) being called a "Share Reorganization"), then the current conversion price shall be adjusted effective immediately after the effective date or record date for the happening of a Share Reorganization, as the case may be, at which the holders of Shares are determined for the purpose of the Share Reorganization, by multiplying the conversion price in effect immediately prior to such effective date or record date by a fraction, the numerator of which shall be the number of Shares outstanding on such effective date or record date before giving effect to such Share Reorganization and the denominator of which shall be the number of Shares outstanding immediately after giving effect to such Share Reorganization (including, in the case where securities exchangeable for or convertible into Shares are issued or distributed, the number of Shares that would have been outstanding had all such securities been exchanged for or converted into Shares on such effective date or record date).

      (3) If and whenever at any time after the date hereof the Company fixes a record date for the issue of rights, options or warrants to all or substantially all the holders of Shares under which such holders are entitled, during a period expiring not more than 45 days after the date of such issue (the "Rights Period"), to subscribe for or purchase Shares or securities ("Exchangeable Securities") exchangeable for or convertible into Shares at a price per share to the holder (or at an exchange or conversion price per Share during the Rights Period to the holder in the case of Exchangeable Securities) of less than 95% of the Current Market Price for the Shares on such record date (any of such events being called a "Rights Offering"), then the conversion price shall be adjusted effective immediately after the end of the Rights Period to a price determined by multiplying the current conversion price by a fraction:

            (a)   the numerator of which shall be the aggregate of:

                  (i) the number of Shares outstanding as of the record date for the Rights Offering; and

                  (ii) a number determined by dividing (1) either (A) the product of the number of Shares issued or subscribed for during the Rights Period upon the exercise of the rights, warrants or options under the Rights Offering and the price at which such Shares are offered, or, as the case may be, (B) the product of the exchange or conversion price, immediately following the expiry of the Rights Period, of the Exchangeable Securities which were issued or subscribed for during the Rights Period upon the exercise of the rights, warrants or options under the Rights Offering and the number of Shares for or into which such Exchangeable Securities could have been exchange or converted immediately following the expiry of the Rights Period, by (2) the Current Market Price of the Shares as of the record date for the Rights Offering, and

            (b) the denominator of which shall be the number of Shares outstanding, or the number of Shares which would be outstanding if all the Exchangeable Securities were exchanged for or converted into Shares immediately following the expiry of the Rights Period, after giving effect to the Rights Offering and including the number of Shares actually issued or subscribed for during the Rights Period upon exercise of the rights, warrants or options under the Rights Offering.

To the extent that any such rights, options or warrants are not so exercised on or before the expiry thereof, the conversion price shall be readjusted to the conversion price which would then be in effect based on the number of Shares (or Exchangeable Securities) actually delivered on the exercise of such rights, options or warrants. Any holder of Debentures who has exercised the right to convert Debentures into Shares during the period beginning immediately after the record date for a Rights Offering and ending on the last day of the Rights Period for the Rights Offering shall, in addition to the Shares to which that holder would otherwise be entitled upon such conversion in accordance with Section 4.01, be entitled but not obligated, and on payment of the purchase price for any such rights, options or warrants (the "Rights Offering Price") to obtain that number of additional Shares that such holder would have been entitled to receive if such conversion had occurred immediately prior to such record date; provided that the provisions of Section 4.07 shall be applicable to any fractional interest in a Share to which such holder might otherwise be entitled under the foregoing provisions of this subsection. Such additional Shares shall be deemed to have been issued to the holder immediately following the end of the Rights Period and a certificate for such additional Shares shall be delivered to such holder within fifteen (15) business days following the end of the Rights Period.

      (4) If and whenever at any time after the date hereof the Company fixes a record date for the issue or the distribution to all or substantially all the holders of Shares of (i) securities of the Company, including rights, options or warrants to acquire securities of the Company or any of its property or assets and including evidences of indebtedness or (ii) any property, cash or other assets, including evidences of indebtedness, and if such issuance or distribution does not constitute a cash dividend or equivalent dividend in stock paid in the ordinary course, a Share Reorganization or a Rights Offering (any of such non-excluded events being called a "Special Distribution"), the conversion price shall be adjusted effective immediately after such record date to a price determined by multiplying the conversion price in effect on such record date by a fraction:

            (a)   the numerator of which shall be:

                  (i) the product of the number of Shares outstanding on such record date and the Current Market Price of the Shares on such record date; less

                  (ii) the fair market value, as determined by the directors (whose determination shall be conclusive), of such securities or property or other assets so issued or distributed in the Special Distribution; and

            (b) the denominator of which shall be the product of the number of Shares outstanding on such record date and the Current Market Price of the Shares on such record date.

To the extent that any Special Distribution is cancelled or revoked, whether by the Company or otherwise, the conversion price shall be readjusted effective immediately to the conversion price which would then be in effect based upon such securities or property or other assets actually distributed.

      (5) On any adjustment of the current Conversion Price pursuant to subsection (2), (3) or (4), including any readjustment, the number of Shares issuable upon the conversion of $100 principal amount of Debentures shall be adjusted according to the current Conversion Price.

      (6) If and whenever at any time after the date hereof there is a reclassification of the Shares at any time outstanding or change of the Shares into other shares or into other securities or other capital reorganization (other than a Share Reorganization), or a consolidation, amalgamation or merger of the Company with or into any other corporation or other entity (other than a consolidation, amalgamation or merger which does not result in any reclassification of the outstanding Shares or a change of the Shares into other shares), or a transfer of the undertaking or assets of the Company as an entirety or substantially as an entirety to another corporation or other entity (any of such events being called a "Capital Reorganization"), any holder of Debentures who exercises the right to convert Debentures into Shares after the effective date of such Capital Reorganization shall be entitled to receive, and shall accept for the same aggregate consideration, in lieu of the number of Shares to which such holder was previously entitled upon such conversion, the aggregate number of shares, other securities or other property which such holder would have been entitled to receive as a result of such Capital Reorganization if, on the effective date thereof, such holder had been the registered holder of the number of Shares to which such holder was previously entitled upon conversion. The Company shall take all steps necessary to ensure that, on a Capital Reorganization, the holders of Debentures will receive the aggregate number of shares, other securities or other property to which they are entitled as a result of the Capital Reorganization. If necessary, appropriate adjustments shall be made as a result of any such Capital Reorganization in the application of the provisions set forth in this Article 4 with respect to the rights and interests thereafter of holders of Debentures to the end that the provisions set forth in this Article 4 shall thereafter correspondingly be made applicable as nearly as may reasonably be in relation to any shares, other securities or other property thereafter deliverable upon the conversion of any Debenture. Any such adjustment shall be made by and set forth in an Indenture supplemental hereto approved by the directors and by the Trustee and entered into pursuant to the provisions of Article 16 and which shall for all purposes be conclusively deemed to be an appropriate adjustment.

      (7) If the Rights Offering Price referred to in paragraphs (3) or (4) of this Section 4.05 is decreased, the conversion price shall forthwith be changed so as to decrease the conversion price to the conversion price that would have been obtained had the adjustment to the conversion price made under such paragraph (3) or (4), as the case may be, with respect to such rights, options or warrants been made on the basis of the Rights Offering Price as so decreased, provided that the terms of this subsection shall not apply to any decrease in the Rights Offering Price resulting from terms in any such rights, options or warrants designed to prevent dilution to the extent that the event giving rise to such decrease in the Rights Offering Price results in an adjustment of the conversion price pursuant to any of the preceding paragraphs of this Section 4.05.

      (8) (a) The adjustments provided for in this Section 4.05 are cumulative and shall, in the case of adjustments to the conversion price, be computed to the nearest $0.001 (one one-hundredth of a cent) and shall be made successively whenever an event referred to herein occurs, subject to the following clauses of this subsection.

            (b) No adjustment in the conversion price shall be required unless such adjustment would result in a change of at least one percent (1%) in the current conversion price; provided, however, that any adjustments which except for the provisions of this clause would otherwise have been required to be made shall be carried forward and taken into account in any subsequent adjustment.

            (c) No adjustment in the conversion price or in the number of Shares issuable upon conversion of Debentures shall be made in respect of any event described in Section 4.05, other than the events referred to in clauses 4.05(2)(c) and (d), if holders of Debentures are entitled to participate in such event on the same terms, mutatis mutandis, as if they had converted their Debentures prior to or on the effective date or record date of such event.

            (d) No adjustment in the conversion price shall be made pursuant to
Section 4.05 in respect of the issue from time to time of Shares issuable on conversion of the Debentures or in respect of the issue from time to time as dividends paid in the ordinary course as Shares to holders of Shares who exercise an option or election to receive substantially equivalent dividends in Shares in lieu of receiving a cash dividend, and any such issue shall be deemed to be a Share Reorganization.

            (e) If at any time a dispute arises with respect to adjustments provided for in Section 4.05, such dispute shall be conclusively determined by the Company's auditors, or if they are unable or unwilling to act, by such other nationally recognized independent chartered accountants as may be selected by action of the Directors and any such determination shall be binding upon the Company, the Trustee, the holders of Debentures and shareholders of the Company; such auditors or accountants shall be given access to all necessary records of the Company. If any such determination is made, the Company shall deliver a certificate to the Trustee describing such determination.

            (f) If after the date of this Indenture, the Company takes any action affecting the Shares, other than action described in Section 4.05, which in the opinion of the Directors would materially affect the rights of the holders of Debentures, the conversion price or the number of Shares issuable upon conversion shall be adjusted in such manner, if any, and at such time, as the Directors, in their sole discretion, may determine to be equitable in the circumstances, but subject in all cases to any necessary regulatory approvals. Failure of the taking of action by the directors so as to provide for an adjustment on or prior to the effective date of any action by the Company affecting the Shares shall be conclusive evidence that the directors have determined that it is equitable to make no adjustment in the circumstances.

            (g) If the Company sets a record date to determine the holders of Shares for the purpose of entitling them to receive any dividend or distribution or sets a record date to take any other action and thereafter and before the distribution to such shareholders of any such dividend or distribution or the taking of any other action, legally abandons its plan to pay or deliver such dividend or distribution or take such other action, then no adjustment in the conversion price or the number of Shares issuable upon conversion of any Debenture shall be required by reason of the setting of such record date.

            (h) In the absence of a resolution of the Directors fixing a record date for a Special Distribution or Rights Offering, the Company shall be deemed to have fixed as the record date therefor the date on which the board passed the resolution approving the Special Distribution or Rights Offering.

            (i) As a condition precedent to the taking of any action which would require any adjustment to the conversion price or conversion terms of the Debentures, the Company shall take all corporate action which may, in the opinion of counsel, be necessary in order that the Company will have unissued and reserved in its authorized capital and may validly and legally issue as fully paid and non-assessable all the shares or other securities which all the holders of the Debentures are entitled to receive on the full conversion thereof in accordance with the provisions thereof.

4.06  Postponement of Subscription

      In any case in which this Article 4 requires that an adjustment is to be effective immediately after a record date for an event referred to herein, the Company may defer, until the occurrence of such an event:

      (a) issuing to the holder of any Debenture converted after such record date and before the occurrence of such event, the additional Shares issuable upon such conversion by reason of the adjustment required by such event; and

      (b) delivering to such holder any distributions declared with respect to such additional Shares after such exercise date and before such event;

provided, however, that the Company delivers to such holder an appropriate instrument evidencing such holder's right, upon the occurrence of the event requiring the adjustment, to an adjustment in the conversion price or the number of Shares issuable on the conversion of any Debenture and to such distributions declared with respect to any additional Shares issuable on the conversion of any Debenture.

4.07  Treatment of Fractions

      The Company shall not be required to issue fractional Shares upon a conversion of Debentures pursuant to this Article 4. If any fractional interest in a Share would, except for the provisions of this Section 4.07, be deliverable upon the conversion of any Debenture, the Company shall adjust such fractional interest by payment to the holder of such Debenture of an amount in cash equal (computed, in the case of a fractional of a cent, to the next lower cent) to the value of such fractional interest computed on the basis of the current Conversion Price for Shares.

4.08  Notice of Adjustment

      At least twenty-one (21) days before the effective date of or record date for any event referred to in Section 4.05 hereof, the Company shall (i) file with the Trustee and with the transfer agent for Shares of the Company an Officer's Certificate showing the adjusted Conversion Price or adjusted conversion terms, as the case may be, determined as provided in Section 4.05 hereof and setting forth in reasonable detail the facts requiring the adjustment of the conversion price or conversion terms, as the case may be, and the manner of determining such adjustment, and (ii) give notice, in accordance with Section
2.09 hereof, to the holders of the Debentures stating the particulars of the event and the adjustments required. The Trustee shall keep such certificate on file and available for inspection by Debentureholders during reasonable business hours.

      The Trustee may for all purposes act and rely upon the Officer's Certificate submitted to it pursuant to this Section 4.08. Except as provided in
Section 12.02, the Trustee shall not at any time be under any duty or responsibility to any Debentureholder to determine whether any facts exist which may require any adjustment contemplated by Section 4.05, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed in making the same.

4.09  Notice of Maturity

      At least twenty-one (21) days prior to the date that the right to convert the Debentures into Shares is to expire, whether or not in consequence of the fact that the Debentures are to mature, the Company shall give notice to the holders of all registered Debentures, in the manner set forth in Section 2.09 hereof, of such expiry and of the date thereof, unless such expiry will be by virtue of Debentures having been called for redemption prior to their maturity date, notice of which redemption has then been provided to the holders of the Debentures to be redeemed.

                                    ARTICLE 5
                             GUARANTEE AND SECURITY

5.01  Guarantee of Debentures

      (1) The Guarantor covenants with the Trustee on behalf of the holders that the Company will pay and the Guarantor hereby unconditionally guarantees the due and punctual payment of the principal amount of, and interest on (including, in case of default, interest on the amount in default), each Debenture when and as the same becomes due and payable whether at their respective due dates on redemption or on maturity or otherwise in accordance with the terms of such Debenture and of this Indenture (the "Guarantee"); provided, however, that payment of interest on overdue instalments of interest is hereby guaranteed only to the extent permitted by applicable law.

      (2) In case of default by the Company in the payment of any such principal or interest, the Guarantor agrees duly and punctually to pay the same without demand. The Guarantor hereby agrees that its obligations under the Guarantee shall be unconditional, irrespective of any invalidity, illegality, irregularity or unenforceability of any Debenture or this Indenture with regard to the Company (other than by reason or lack of genuineness), or the absence of any action to enforce the same, the recovery of any judgment against the Company or any action to enforce the same or any circumstances which might otherwise constitute a legal or equitable discharge or defence of a guarantor. The Guarantor hereby waives diligence, presentment, demand of payment, the filing of claims with a court in the event of merger, amalgamation, insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to any Debenture or the indebtedness evidenced thereby and all demands whatsoever, and covenants that its obligations under this Section
5.01 will not be discharged as to any Debenture except by payment in full of the principal of and interest on such Debenture.

      (3) The Guarantee is a direct obligation of the Guarantor and shall be secured by a charge on substantially all of the assets of the Guarantor substantially in the form appended hereto as Schedule "B", such charge ranking in priority to all other current and future indebtedness of the Guarantor, subject to any exceptions prescribed by law and subject to Article 6.

      (4) In the case of default by the Company the Trustee shall not be bound or obligated to proceed against the Company or to take any other action before being entitled to demand payment from the Guarantor hereunder.

      (5) The obligation of the Guarantor under this Indenture shall be a continuing obligation and a fresh cause of action hereunder shall be deemed to arise in respect of each default.

      (6) The Guarantor shall not be or become liable hereunder or under any Debenture to make any payment of principal or interest in respect to which the Company shall be in default if the default of the Company in respect of which the Guarantor would otherwise be or become liable hereunder or under any Debenture shall have been waived or directed to be waived pursuant to the provisions in that behalf contained in this Indenture, provided, however, that no waiver or consent of any kind whatsoever shall release, alter or impair the unconditional obligation of the Guarantor hereunder or under any Debenture after giving effect to such waiver or consent.

      (7) The Guarantor shall be subrogated to all rights of the holder of each Debenture and the holders of any interest therein against the Company in respect of any amount paid by the Guarantor pursuant to the provisions of the Guarantee; provided, however, that the Guarantor shall not be entitled to enforce, or to receive any payments arising out of or based upon, such right or subrogation until the principal of and interest on all Debentures shall have been paid in full.

      (8) No remedy for the enforcement of the rights of the holder of any Debenture to receive payment of the principal of or interest on, or both, any Debenture in accordance with its terms under this Indenture or under such Debenture shall be exclusive of or dependent on any other remedy.

      (9) If any monies become payable by the Guarantor hereunder, the Trustee shall be entitled to enforce the Guarantee and receive payment thereof by the Guarantor, for the benefit of the holders of the Debentures, and shall be entitled to recover judgment against the Guarantor for any portion of the same remaining unpaid and the Trustee shall have further remedies with respect to the Guarantor similar to the remedies granted to it in Article 8 with respect to the Company. The whole of the monies from time to time received by the Trustee hereunder shall be applied by the Trustee in accordance with the provisions of
Section 8.05.

5.02  Gross-up for Withholding Taxes on Payments by the Guarantor under
      Debentures

      Any and all payments by the Guarantor pursuant to the provisions of
Section 5.01 shall be made without withholding of or deduction for, or on account of, any present or future taxes imposed by or on behalf of the United States or any political subdivision thereof unless such taxes are required by law or by the administration thereof to be withheld or deducted, in which case the Guarantor shall pay such additional amounts as will result (after the withholding or deduction of such taxes) in the payment to the holders of the Debentures of the amounts which would otherwise have been payable pursuant to
Section 5.01; provided, however, that the foregoing obligation to pay additional amounts will not apply to any one or more of the following:

      (1) any tax, assessment or other governmental charge that would not have been so imposed but for (i) the existence of any present or former connection between a Debentureholder (or between a fiduciary, settlor, beneficiary or member of a Debentureholder, if such Debentureholder is an estate, a trust or a partnership) and the United States, including, without limitation, such Debentureholder (or such fiduciary, settlor, beneficiary or member) being or having been a citizen or resident or treated as a resident thereof, or being or having been engaged in a trade or business or present therein, or having or having had a permanent establishment therein but excluding a connection consisting solely of the holder or use outside of the United States or ownership as a non-resident and non-citizen of the United States of a Debenture and the Guarantee in respect thereof, or (ii) such Debentureholder's present or former status as a personal holding company, a foreign personal holding company, a controlled foreign company for United States tax purposes, a private foundation or other tax exempt organization or a company that accumulates earnings to avoid United States Federal income tax;

      (2) any tax, assessment or other governmental charge imposed on interest received by a person holding, actually or constructively, 10% or more of the total combined voting power of all classes of stock of the Company or the Guarantor entitled to vote;

      (3) any tax, assessment or other governmental charge which would not have been imposed but for the failure to comply with any certification, identification or other reporting requirements concerning the nationality, residence, identity or connection with the United States of the holder or beneficial owner of such Debenture, if compliance is required by the statute or by regulation of the United States Treasury Department as a precondition to exemption from such tax, assessment or other governmental charge;

      (4) any estate, inheritance, gift, sales, transfer, personal property or any similar tax, assessment or governmental charge;

      (5) any tax, assessment or other governmental charge which would not have been so imposed but for the presentation by the holder of such Debenture for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

nor will additional amounts be paid (i) with respect to any payment of principal of or interest on any such Debenture to any Debentureholder who is a fiduciary or partnership or other than the sole beneficial owner of any such payment to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such a partnership or the beneficial owner would not have been entitled to the additional amounts had such beneficiary, settlor, member or beneficial owner been the holder of such Debenture, or (ii) to a foreign partnership unless one or more of the members of the partnership is, for United States Federal income tax purposes, a foreign company, a non-resident alien individual or a non-resident alien fiduciary of a foreign estate or trust.

5.03  Further Assurances

      The Guarantor shall, subject as herein provided, forthwith, and from time to time, execute and do or cause to be executed and done all deeds, documents and things which, in the opinion of counsel, are necessary or advisable for giving the Trustee charges over the assets of the Guarantor to secure the payment of all principal monies and interest for the time being and from time to time owing pursuant to this Indenture and the Debentures.

5.04  Registration

      The Guarantor shall record, file, enter or register the security agreement set out as Schedule "B" hereto, all agreements supplemental hereto and all other instruments or further assurances without delay (wherever in the opinion of counsel it would be of material advantage in preserving and protecting the security interest created thereby and the rights of the Debentureholders and the Trustee hereunder for such action to be taken) under the provisions of any and all statutes providing for or permitting the registration of such security in any province or territory of Canada and any state, territory or possession of the United States of America in which assets of the Guarantor are situated or the business of the Guarantor is carried on; and the Guarantor shall renew such recordings, filings, enterings or registrations from time to time as and when required.

5.05  Authority to Charge and Maintenance of Security

      The Guarantor covenants with the Trustee:

      (a) it has good right and lawful authority to charge its undertaking, property, rights and assets as provided in and by this Indenture; and

      (b) it will fully and effectually maintain and keep maintained the security provided for in this Article 5 as valid and effective security at all times so long as any of the Debentures shall be outstanding.

5.06  Release and Discharge

      (1) The obligation and liability of each of the Guarantor and the Company under this Indenture, except as otherwise provided in this Indenture, shall not be released, discharged or in any way affected by any release, discharge, loss or alteration in or dealing with the secured assets or any part thereof or anything done, suffered or permitted by the Trustee in relation to any of the secured assets; or by any extension of time for payment of the Debentures; or by any modification of any of the Debentures or this Indenture; or by any forebearance whatsoever, whether as to time, performance or otherwise; or by any compromise, arrangement or plan or reorganization affecting the Company, the Guarantor or the security under or pursuant to this Indenture; or by any other matter or thing whatsoever which would release a guarantor or principal obligor, as the case may be (except payment in full of the principal of and interest on the Debentures).

      (2) It is understood and agreed that the charges created pursuant to this Indenture shall be held by the Trustee as security for the performance by the Company and the Guarantor of their respective covenants herein contained and that upon the Company becoming entitled to a discharge of this Indenture, then these presents and the estate and rights by this Indenture granted shall cease and become utterly null and void and the secured assets shall revert to and revest in the Guarantor without any release, acquittance or any act or formality whatsoever; and thereupon the Trustee shall, at the request and at the expense of the Guarantor and the Company, execute and deliver to the Guarantor and the Company such instruments as shall be requisite to evidence the satisfaction and discharge of the security contemplated hereby, and to release or reconvey to the Guarantor the secured assets freed and discharged from the trusts and provisions, and to release each of the Guarantor and the Company from their covenants in this Indenture.

                                    ARTICLE 6
                                  SUBORDINATION

6.01  Subordination of Debentures

      The indebtedness evidenced by the Debentures, including the principal thereof and interest thereon shall be and is hereby expressly made subordinate and subject in right of payment, to the extent and in the manner set forth in this Article 6, to the prior payment in full of all Senior Indebtedness whether now outstanding or hereafter incurred.

6.02  Payment of Proceeds in Certain Events

      (1) Subject to Section 6.06, in the event of any distribution of the assets of the Company upon any dissolution or winding up or partial or total liquidation of the Company, whether in bankruptcy, insolvency or receivership proceedings, or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of the Company, or any reorganization or insolvency of the Company:

      (a) all Senior Indebtedness shall first be paid in full or provision made for such payment before any payment is made on account of the principal of and interest on the Debentures; and

      (b) any payment or distribution of assets of the Company, whether in cash, property or securities, to which the holders of the Debentures would be entitled except for the provisions of this Article 6, shall be paid or delivered by the trustee in bankruptcy, receiver, assignee for the benefit of creditors or other liquidating agent making such payment or distribution, directly to the Designated Representatives or to the holders of Senior Indebtedness to the extent necessary to pay all Senior Indebtedness in full after giving effect to any concurrent payments or distribution or provision therefor to or for the benefit of the holders of Senior Indebtedness, and the holders of the Debentures by acceptance thereof assign to the Designated Representatives or to the holders of Senior Indebtedness for the purposes and to the extent set forth in this Section 6.02(b) all their right, title and interest in and to any such payment or distribution of the assets of the Company as aforesaid to which the holders of the Debentures or the Trustee for their benefit would be entitled except for the provisions of this
            Section 6.02(b); and the holders of the Debentures authorize and direct the Trustee to take such steps as may be necessary or appropriate to entitle the Designated Representatives or the holders of Senior Indebtedness to receive rateably such payment or distribution from the liquidating trustee or agent or other person making such payment or distribution;

and if, notwithstanding the foregoing, any payment or distribution of assets of the Company, whether in cash, property or securities, shall be received by the holders of the Debentures or by the Trustee on behalf of such holders before all Senior Indebtedness is paid in full, or provision is made for its payment, such payment or distribution shall be held in trust for the benefit of the holders of Senior Indebtedness and shall be paid over or delivered to their Designated Representatives or to the holders of Senior Indebtedness for application to the payment of all Senior Indebtedness remaining unpaid.

      (2) The consolidation, amalgamation or merger of the Company with another corporation or the sale, transfer or leasing of its property as a whole or substantially as a whole to another corporation upon the terms and conditions provided in Article 9 shall not be deemed a winding up for the purpose of this Article 6 if such other corporation shall, as part of such consolidation, amalgamation, merger, sale, transfer or lease, comply with the conditions stated in Article 9.

6.03  Subrogation to Senior Indebtedness

      Subject to the payment in full of all Senior Indebtedness in accordance with the terms thereof, the holders of the Debentures and the Trustee for the benefit of such holders shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distribution of assets of the Company applicable to such Senior Indebtedness, to the extent of the application thereto of moneys or other assets which would have been received by the holders of Debentures or by the Trustee for the benefit of such holders but for the provisions of this Article 6, until the principal of and interest on the Debentures shall be paid in full; it being understood that the provisions of this Article 6 are and are intended solely for the purpose of defining the relative rights of the holders of the Debentures on the one hand and the holders of the Senior Indebtedness on the other hand, and nothing in this Article 6 or elsewhere in this Indenture or in the Debentures is intended or shall impair the obligation of the Company, which is unconditional and absolute, to pay to the holders of the Debentures the principal of and interest on the Debentures as and when the same shall become due and payable in accordance with their terms, or to affect the relative rights of the holders of the Debentures and creditors of the Company other than the holders of Senior Indebtedness, nor shall anything herein or in the Debentures prevent the Trustee or the holder of any Debenture from exercising all remedies otherwise permitted by this Indenture or, except as is expressly limited hereby or by the Debentures, by applicable law upon default under the Debentures or this Indenture, subject in any event, to the rights, if any, under this Article 6 of the holders of Senior Indebtedness in respect of any payment or distribution of cash, property or securities of the Company received upon the exercise of any such remedy.

6.04  Senior Indebtedness Default

      Upon the happening and during the continuance of a Senior Indebtedness Default, no payment shall be made by the Company with respect to the principal of and interest on the Debentures. In the event that, notwithstanding the foregoing, the Company shall make any payment of principal of or interest on the Debentures after the happening and during the continuance of a Senior Indebtedness Default, then such payments received by the Trustee shall be held in trust for the benefit of the holders of Senior Indebtedness, and shall be paid over to their Designated Representatives or to the holders of Senior Indebtedness for application to the payment of all Senior Indebtedness remaining unpaid. Unless and until written notice has been given to the Trustee by or on behalf of any holder of any Senior Indebtedness, notifying the Trustee of the happening of an event of default with respect to such Senior Indebtedness or of the existence of any other facts which would result in the making of any payment with respect to the Debentures in contravention of the provisions of this
Article 6, the Trustee shall be entitled to assume that no such event of default has occurred, or that no such facts exist, and, with respect to any moneys which may at any time be received by the Trustee in trust pursuant to the provisions of this Trust Indenture, prior to the receipt by it of such written notice, nothing in this Indenture will prevent the Trustee from applying such moneys to the purposes for which the same were so received, notwithstanding the occurrence or continuance of an event of default with respect to or the existence of such facts with respect to such Senior Indebtedness.

6.05  Notice to Trustee of Senior Indebtedness Default

      The Company shall give prompt written notice to the Trustee of any dissolution, winding up or liquidation of the Company within the meaning of this
Article 6 or of any Senior Indebtedness Default. The Trustee and the holders of the Debentures shall be entitled to assume that no such event has occurred unless the Company has given such notice and, in the case of notice given of any Senior Indebtedness Default, that such default is continuing until the Company gives written notice to the Trustee that such default has ceased to exist. Upon any payment or distribution of assets of the Company referred to in this Article 6, the Trustee and the holders of the Debentures shall be entitled to rely upon a certificate of the trustee in bankruptcy, receiver, assignee for benefit of creditors or other liquidating agents making such payment or distribution, delivered to the Trustee or to the holders of Debentures, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 6.

6.06  Certain Exceptions

      Nothing contained in this Article 6 or elsewhere in this Indenture or in any of the Debentures shall prevent:

      (a) the Company from making payment of the principal of or interest on the Debentures at any time except upon and during the continuance of a Senior Indebtedness Default or during the pendency of any dissolution or winding up or partial or total liquidation of the Company (whether in bankruptcy, insolvency or receivership proceedings), or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of the Company or during any reorganization or insolvency of the Company;

      (b) the Trustee from applying to the payment of principal of and interest on the Debentures, monies deposited with it for such purpose; or

      (c) the Company from completing any purchase or redemption of Debentures except during the pendancy of any Senior Indebtedness Default.

      The provisions of this Section 6.06 shall not be applicable to any cash, securities or other property received by the holder of any Debenture or by the Trustee by virtue of being a holder of Senior Indebtedness.

6.07  Failure to Act Not a Waiver

      No right of any present or future holder of any Senior Indebtedness of the Company to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act in good faith, by any such holder, or by any non-compliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or with which he may be otherwise charged.

6.08  Renewal or Extension of Senior Indebtedness

      A holder of Senior Indebtedness may at any time in his or her discretion renew or extend the time of payment of the Senior Indebtedness so held or exercise any other of his or her rights under the Senior Indebtedness, including, without limitation, the waiver of default thereunder, all without notice to or assent from the holders of the Debentures or the Trustee.

6.09  Trustee to be Agent of Holders

      Each holder of Debentures by his or her acceptance thereof irrevocably authorizes and directs the Trustee on his or her behalf to take such further action as may be necessary or appropriate further to assure the subordination as provided in this Article 6 and appoints the Trustee his or her agent for any and all such purposes. Without limitation of the foregoing, the Trustee for and on behalf of the holders from time to time of all the Debentures is authorized and directed, upon the written request of the Company, to execute from time to time deeds of subordination in favour of such Designated Representatives or to such holders of Senior Indebtedness as are specified in such request and to deliver executed counterparts thereof to each such Designated Representative or holder as aforesaid. The Company shall keep on file at its registered office copies of all deeds of subordination executed and delivered by it pursuant to this Section 6.09 and such copies shall be open to inspection by any of the holders of Debentures or Senior Indebtedness at such office during regular business hours. Each such deed of subordination shall be conclusive evidence that the indebtedness specified therein is Senior Indebtedness. Nothing herein contained shall impair the rights of any Designated Representative or any holders of Senior Indebtedness who have not entered into such a deed of subordination.

6.10  Company to Issue Certificates of Senior Indebtedness

      The Company covenants that during the currency of any event of default or any event which with notice or lapse of time, or both, would become an event of default, it will within a reasonable period of time following the request of the Trustee to do so prepare and deliver to the Trustee an Officers' Certificate showing in reasonable detail the Senior Indebtedness outstanding as of the date of such certificate by series, issue or class and the Designated Representatives of each series, issue or class or the holders of each series, issue or class insofar as such holders are known to the Company. The Trustee may conclusively act and rely on each such Officers' Certificate.

                                    ARTICLE 7
                        CERTAIN COVENANTS OF THE COMPANY

7.01  General Covenants of the Company

      The Company will well and truly perform and carry out all of the actions or things to be done by it as provided in this Indenture. The Company hereby covenants and agrees that:

      (a) Payment of Principal and Interest. It will well, duly and punctually pay or cause to be paid to every Debentureholder the principal of and interest accrued on the Debentures of which he or she is the holder at the dates and places, in the monies and in the manner, provided for herein and in the Debentures.

      (b) To Carry on Business. It will at all times maintain its corporate existence and diligently carry on and conduct its business in a proper, efficient and businesslike manner and shall not cease to operate the whole or substantially the whole of its business except in accordance with Article 9, and will keep, or cause to be kept, proper books of account and make, or cause to be made, in accordance with generally accepted accounting principles therein true and faithful entries of all dealings and transactions in relation to its business and at all reasonable times furnish, or cause to be furnished, to the Trustee or its duly authorized agent or attorney such information relating to its business as the Trustee may reasonably require, and such books of account shall at all reasonable times be open for inspection by the Trustee or such agent or attorney as the Trustee may from time to time by instrument in writing for that purpose appoint.

      (c) To Pay Taxes. It will from time to time pay or cause to be paid all taxes, rates, levies, assessments, ordinary or extraordinary, government fees or dues lawfully levied, assessed or imposed upon or in respect of its property (real or personal), assets and undertaking or any part thereof or upon the income and profits of the Company as and when the same become due and payable, and that it will exhibit or cause to be exhibited to the Trustee when requested the receipts and vouchers establishing such payments, and will duly observe and conform to all valid requirements of any governmental authority relative to any of its property or rights which are material to its overall undertaking, provided, however, that the Company shall have the right to contest in good faith by legal proceedings any such taxes, rates, levies, assessments, government fees or dues and, upon such contest, may delay or defer payment or discharge thereof if the Company shall have set aside on its books reserves (segregated to the extent required by sound accounting practice) deemed by it to be adequate with respect thereto, or if in the opinion of the Directors, the failure to pay and discharge promptly the same shall be in the interests of the Company and not disadvantageous in any material respect to the Debentureholders.

      (d) To Maintain Insurance. It will insure and keep insured against loss or damage by fire its buildings, plants and other properties and things which are of an insurable nature and of a character usually insured by prudent corporations carrying on similar operations under like circumstances, and that it will carry such other insurance as is usually carried by prudent corporations carrying on similar operations under like circumstances, and that it will pay, duly and seasonably, the premiums and other sums of money payable in respect of such insurance and will exhibit to the Trustee on demand the receipts for such premiums.

      (e) Financial Statements. It will furnish to the Trustee, and such Debentureholders as shall request the same, (i) within 140 days (or such longer period as the Trustee in its discretion may consent to) after the end of its fiscal year, a copy of the consolidated financial statements and of the report of the Company's auditors thereon which are furnished to the shareholders of the Company, and
            (ii) within 60 days (or such longer period as the Trustee in its discretion may consent to) after the end of the first, second and third quarterly accounting periods in each fiscal year, a copy of the consolidated balance sheet as at the end of such quarterly accounting period, the related statements of income, retained earnings and changes in the financial position for the period commencing with the last day of the previous fiscal year and ending with the last day of such quarterly accounting period, all certified by a principal financial or accounting officer of the Company to present fairly the information contained therein, subject to year-end and audit adjustments.

      (f) Pay Trustee's Remuneration. It will pay to the Trustee reasonable remuneration for its services as Trustee hereunder and will repay to the Trustee on demand all monies which shall have been paid by the Trustee in and about the execution of the trusts hereby created (including the reasonable compensation and disbursements of its counsel and all other advisors and assistants not regularly in its employ but excluding any expense, disbursement or advance as may arise from the negligence or wilful default of the Trustee), with interest at the then prevailing prime rate from the date on which the Trustee notifies the Company of such expenditure until actual repayment, and such monies and the interest thereon, including the Trustee's remuneration, shall be payable out of any monies held by the Trustee under this Indenture in priority to the Debentures. The said remuneration shall continue payable until the trusts hereof shall be finally satisfied.

      (g) Default. If it should be in default hereunder at any time it will promptly, after it has become aware of same, give notice to the Trustee of the occurrence of an event of default or an event which, with the giving of notice or lapse of time, or both, would become an event of default; provided, however, that in the event of any Debentures being issued, re-issued or substituted during the continuance of such default of which the Trustee is not aware and being treated by the Trustee as entitled to the benefit hereof, the Trustee shall not thereby incur any responsibility.

      (h) Securities Laws. It will at all times preserve and remain its status as a "reporting issuer" not in default under the Securities Act (Ontario) and will, in a timely fashion, file and deposit all documents and reports with the Ontario Securities Commission and similar securities regulatory authorities required to be filed or deposited pursuant to applicable legislation.

      (i) Debentures. The Debentures, when issued and certified as herein provided, will be valid and enforceable against the Company and, subject to the provisions of this Indenture, the Company will cause the Shares acquired pursuant to the conversion of the Debentures to be duly issued and delivered in accordance with the Debentures and the terms thereof. At all times prior to the maturity of the Debentures, while any of the Debentures are outstanding, the Company shall reserve and keep available out of its authorized capital, solely for the purpose of issue upon the exercise of the right of conversion of Debentures, and there shall be conditionally allotted but unissued, a number of Shares sufficient to enable the Company to meet its obligations hereunder.

      (j) Notice to Regulatory Authorities. It shall give written notice of the issue of the Shares pursuant to the conversion of the Debentures, if required and in such detail as may be required, to each securities regulatory authority in each relevant jurisdiction pursuant to applicable law.

      (k) Further Assurances. It shall do, execute and acknowledge and deliver or cause to be done, executed acknowledged and delivered, all other acts, deeds and assurances as the Trustee may reasonably require for the better accomplishing and effecting the intentions and provisions of this Indenture.

7.02  General Covenants of the Guarantor

      The Guarantor will well and truly perform and carry out all of the actions or things to be done by it as provided in this Indenture. The Guarantor hereby covenants and agrees that:

      (a) To Carry on Business. It will at all times maintain its corporate existence and diligently carry on and conduct its business in a proper, efficient and businesslike manner and shall not cease to operate the whole or substantially the whole of its business except in accordance with Article 9, and will keep, or cause to be kept, proper books of account and make, or cause to be made, in accordance with generally accepted accounting principles therein true and faithful entries of all dealings and transactions in relation to its business and at all reasonable times furnish, or cause to be furnished, to the Trustee or its duly authorized agent or attorney such information relating to its business as the Trustee may reasonably require, and such books of account shall at all reasonable times be open for inspection by the Trustee or such agent or attorney as the Trustee may from time to time by instrument in writing for that purpose appoint.

      (b) To Pay Taxes. It will from time to time pay or cause to be paid all taxes, rates, levies, assessments, ordinary or extraordinary, government fees or dues lawfully levied, assessed or imposed upon or in respect of its property (real or personal), assets and undertaking or any part thereof or upon the income and profits of the Guarantor as and when the same become due and payable, and that it will exhibit or cause to be exhibited to the Trustee when requested the receipts and vouchers establishing such payments, and will duly observe and conform to all valid requirements of any governmental authority relative to any of its property or rights which are material to its overall undertaking, provided, however, that the Guarantor shall have the right to contest in good faith by legal proceedings any such taxes, rates, levies, assessments, government fees or dues and, upon such contest, may delay or defer payment or discharge thereof if the Guarantor shall have set aside on its books reserves (segregated to the extent required by sound accounting practice) deemed by it to be adequate with respect thereto, or if in the opinion of the Directors, the failure to pay and discharge promptly the same shall be in the interests of the Guarantor and not disadvantageous in any material respect to the Debentureholders.

      (c) To Maintain Insurance. It will insure and keep insured against loss or damage by fire its buildings, plants and other properties and things which are of an insurable nature and of a character usually insured by prudent corporations carrying on similar operations under like circumstances, and that it will carry such other insurance as is usually carried by prudent corporations carrying on similar operations under like circumstances, and that it will pay, duly and seasonably, the premiums and other sums of money payable in respect of such insurance and will exhibit to the Trustee on demand the receipts for such premiums.

      (d) Negative Pledge. Except as otherwise provided in this Indenture, it will not, as long as any of the Debentures remain outstanding, create, incur or permit any Security, other than the Senior Indebtedness, on any of its current or after acquired assets or undertakings to secure any obligations or indebtedness unless such Security is subordinate to the Security granted to the Trustee on behalf of the Debentureholders pursuant to the Security Agreement attached hereto as Schedule "B".

      (e) Subsequent Filings. It will file all necessary applications, documents or materials required to be filed with any United States, Canadian or other foreign patent application which corresponds to the invention(s) disclosed in the Patent.

7.03  Representations and Warranties of the Company and the Guarantor

      Each of the Company and the Guarantor represent and warrant to the Trustee on behalf of the Debentureholders that the Guarantor is the duly registered holder of the Patent.

7.04  Trustee may Perform Covenants

      If the Company shall fail to perform any of the covenants or fulfil any of the conditions contained in this Indenture or in the Debentures, the Trustee may in its discretion perform, but shall be under no obligation to do so, any of the said covenants or fulfil any such condition capable of being performed or fulfilled by it and, if any such covenant or condition requires the payment or expenditure of money, it may make such payments or expenditures with its own funds, or with money borrowed by or advanced to it for such purpose; and all sums so expended or advanced shall be at once payable by the Company and shall bear interest at the then prevailing prime rate until paid and shall be payable out of any monies held by the Trustee under this Indenture in priority to the Debentures, but no such performance or payment shall be deemed to relieve the Company from any default hereunder.

7.05  No Other Convertible Obligation to Rank Ahead of Debentures

      The Company hereby covenants with the Trustee for the benefit of the holders of the Debentures that it will not, so long as any of the Debentures remain outstanding, issue any obligations convertible into shares in the capital of the Company pursuant to a trust indenture or like document, unless the same rank pari passu with or are subordinate in right of payment of principal, premium (if any), and interest to the Debentures.

7.06  Company Not to Extend Time for Payment of Interest

      In order to prevent any accumulation after maturity of interest, the Company hereby covenants that it will not, directly or indirectly, extend or assent to the extension of any time for payment of interest upon any Debentures issued hereunder, and that it will not, directly or indirectly, be a party to or approve any such arrangement. In case the time for payment of any such interest shall be so extended, whether or not such extension shall be by or with the consent of the Company, such interest shall not be entitled, in case of default hereunder, to the benefit of these presents except subject to the prior payment in full of the principal of all the Debentures then outstanding, and of all interest on such Debentures the payment of which has not been so extended.

7.07  Annual Compliance Certificate

      On each anniversary of the date hereof, and at any other time if requested by the Trustee, the Company will deliver to the Trustee an Officer's Certificate stating that the Company has complied with all covenants, conditions or other requirements contained in this Indenture the non-compliance with which would, with the giving of notice or the lapse of time, or both, constitute an event of default under this Indenture, or if such is not the case, specifying the covenant, condition or other requirement which has not been complied with and giving particulars of such non-compliance.

                                    ARTICLE 8
                                EVENTS OF DEFAULT

8.01  Events of Default

      If one or more of the following events (herein called "events of default") shall happen, that is to say:

      (a) default shall be made in the payment of the principal of any of the Debentures when the same becomes due and payable; or

      (b) default shall be made in the payment of any interest due on any of the Debentures issued hereunder and such default shall have continued for a period of twenty-one (21) days; or

      (c) any Senior Indebtedness Default shall occur and such default shall continue beyond the period of grace, if any, specified in the indenture or agreement under which such Senior Indebtedness is issued and shall not have been waived; or

      (d) the Company or any of its Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Company or any of its Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding-up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors (including, without limitation, the Companies' Creditors Arrangement Act), or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property and, in the case of any such proceeding remaining undismissed or unstayed for a period of thirty (30) days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against it or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property) shall occur; or the Company or such Subsidiary shall take any corporate action to authorize any of the actions set forth in this Subsection 8.01(c); provided that a resolution or order for winding-up the Company with a view to its consolidation, amalgamation or merger with another corporation or the transfer of its assets as a whole, or substantially as a whole, to such other corporation, as provided in Article 8 shall not constitute an event of default if such last mentioned corporation shall, as part of such consolidation, amalgamation, merger or transfer comply with the conditions to that end stated in Article 9; or

      (e) any process of execution be enforced or levied upon any of the property of the Company or the Guarantor and remain unsatisfied for a period of ten (10) business days, provided that such process is not in good faith disputed by the Company or the Guarantor, and either the Company or the Guarantor shall have given security which, in the discretion of the Trustee, shall be sufficient to pay in full the amount claimed in the event that it shall be held to be valid claim; or

      (f) the Guarantor fails to observe or perform any of its covenants contained in Article 5 and Subsection 6.02;

      (g) the Company fails to observe or perform any of its covenants contained in Article 7 of this Indenture, except as provided in Subsection 8.01(b); or

      (h) default shall be made in the due observance or performance of any other covenant or condition in this Indenture required to be observed or performed by the Company or the Guarantor and any such default shall continue for a period of thirty (30) days after notice received by the Company or the Guarantor from the Trustee specifying such default and requiring the Company or the Guarantor to rectify such default and any such notice may be given by the Trustee on its own initiative and shall be given at the written request of the holders of not less than twenty-five percent (25%) of the aggregate principal amount of the Debentures issued hereunder at the time outstanding;

then in each and every such event the Trustee, subject to the provisions of
Section 8.02 hereof, may in its discretion and shall upon the request in writing of the holders of not less than twenty-five percent (25%) in principal amount of the Debentures then outstanding, declare the principal of, and interest on, all the Debentures outstanding hereunder, together with all other monies payable hereunder, to be due and payable and the same shall forthwith become immediately due and payable to the Trustee, anything therein or herein to the contrary notwithstanding, and the Company shall pay forthwith to the Trustee the amount of the principal of and interest then accrued on all of the Debentures then outstanding and all other monies payable hereunder, together with interest on such principal, interest and other monies at the rate of interest borne by the Debentures from the date of the said declaration until payment is received by the Trustee. Such payment when made shall be deemed to have been made in discharge of the Company's obligations hereunder and under the Debentures and shall be applied in the manner hereinafter provided in Section 8.05 hereof.

8.02  Notice of Event of Default

      (1) If an event of default occurs and is continuing the Trustee shall within ten (10) business days after it becomes aware of the occurrence of such event of default, give notice of such event of default to the holders of the Debentures provided that, notwithstanding the foregoing, the Trustee shall not be required to give such notice if the Trustee in good faith decides that the withholding of such notice is in the best interests of the holders of Debentures and has so advised the Company in writing.

      (2) Where notice of the occurrence of an event of default has been given and the event of default is thereafter cured, notice that the event of default is no longer continuing shall be given by the Trustee to the holders of Debentures within a reasonable time, but not exceeding ten (10) business days, after the Trustee has actual knowledge that the event of default has been cured.

8.03  Waiver of Default

      Upon the happening of any event of default hereunder, except default in payment of principal monies at maturity, and in addition to the powers exercisable by the Debentureholders by Extraordinary Resolution, the holders of not less than fifty-one percent (51%) in principal amount of all the Debentures which shall then be outstanding shall have power by an instrument or instruments in writing or by affirmative votes of such holders at a meeting duly convened and held as hereinafter provided to require the Trustee to waive the default and the Trustee shall thereupon waive the default upon such terms and conditions as such holders shall prescribe. So long as it has not become bound as provided in this Article 8 to declare the principal of and interest on all the Debentures then outstanding to be due and payable, or to obtain and enforce payment of the same, the Trustee shall have power to waive any default arising hereunder, except default in payment of principal monies at maturity, if in the opinion of the Trustee the same shall have been cured, or adequate satisfaction made therefor, upon such terms and conditions as the Trustee may deem advisable; provided always that no act or omission either of the Trustee or of the Debentureholders in the premises shall extend to or be taken in any manner whatsoever to affect any subsequent default or the rights resulting therefrom.

8.04  Right of Trustee of Enforce Payment

      Subject to the provisions of Section 8.03, in case the Company shall fail to pay to the Trustee, on demand, the principal and interest on all the Debentures then outstanding, together with any other amounts due hereunder, the Trustee may in its discretion and, upon the request in writing of the holders of not less than twenty-five percent (25%) in principal amount of the Debentures then outstanding and upon being indemnified and funded to its reasonable satisfaction against all costs, expenses and liabilities to be incurred, shall proceed in its name as Trustee hereunder to obtain or enforce payment of the said principal of and interest on all the Debentures then outstanding together with any other amounts due hereunder, by any remedy provided by law either by legal proceedings or otherwise including, without limitation, enforcing the Guarantee provided for in Section 5.01.

8.05  Application of Moneys by Trustee

      Except as otherwise herein provided, the monies arising from any enforcement hereof shall be held by the Trustee and applied by it, together with any other monies then or thereafter in the hands of the Trustee available for the purpose, as follows:

      (a) firstly, in payment or reimbursement to the Trustee of the remuneration, expenses, disbursements and advances of the Trustee earned, incurred or made in the administration or execution of the trusts hereunder or otherwise in relation to this Trust Indenture with interest thereon as herein provided;

      (b) secondly, but subject to Section 6.06, in payment of the principal of and accrued and unpaid interest on amounts in default under the Debentures which shall then be outstanding rateably and proportionately and without preference or priority or discrimination as between principal and interest unless otherwise directed by extraordinary resolution and in that case in such order of priority as between principal and interest as may be directed by such resolution; and

      (c) the surplus (if any) of such monies shall be paid to the Company or its assigns.

8.06  Trustee Not Bound to Make Interim Payment

      The Trustee shall not be bound to apply or make any partial or interim payment of any monies coming into its hands if the amount so received by it is insufficient to make a distribution of at least two percent (2%) of the aggregate principal amount of the outstanding Debentures, but it may retain the money so received by it and invest or deposit the same as provided in Article 10 hereof until the money or the investments representing the same, with the income derived therefrom, together with any other monies for the time being under its control, shall be sufficient for the said purpose or until it shall consider it advisable to apply the same in the manner hereinbefore set forth.

8.07  Notice of Payment by Trustee

      Not less than twenty-one (21) days' notice shall be given by the Trustee of any payment to be made under this Article 8 to the Debentureholders. Such notice shall state the time and place when and where such payment is to be made and also the liability under this Indenture upon which it is to be applied. After the day so fixed, unless payment shall have been duly demanded and have been refused, the Debentureholders shall be entitled to interest only on the balance (if any) of the principal monies and interest due to them, respectively, on the Debentures, after deduction of the respective amounts payable in respect thereof on the day so fixed.

8.08  Trustee May Demand Production of Debentures

      The Trustee shall have the right at the time it makes any payment of principal or interest required by this Article 8 to demand of the person claiming such payment the production of the actual Debenture under which he claims such payment be made, and may cause to be endorsed on the same a memorandum of the amount so paid and the date of payment, but the Trustee may, in its discretion, dispense with such production and endorsement in any special case, upon such indemnity being given to it and to the Company as it shall deem sufficient.

8.09  Trustee Appointed Attorney

      The Company hereby irrevocably appoints the Trustee to be the attorney of the Company for and in the name and on behalf of the Company to execute and do any deeds, documents, transfers, conveyances, assignments, assurances, consents and things which the Company ought to sign, execute and do hereunder and generally to use the name of the Company in the exercise of all or any of the powers hereby conferred on the Trustee, with full powers of substitution and revocation.

8.10  Remedies Cumulative

      No remedy herein conferred upon or reserved to the Trustee or upon or to the holders of the Debentures is intended to be exclusive of any other remedy, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now existing or hereafter to exist by law or by statute.

8.11  Covenants for Benefit of Parties and Debentureholders

      All the covenants, stipulations and agreements in this Indenture contained, by or on behalf of the Company to be kept, observed, fulfilled or performed, are and shall be for the sole and exclusive benefit of the parties hereto and of the respective holders of the Debentures.

8.12  Judgment Against Company on an Express Trust

      The Company covenants and agrees to and with the Trustee that, in the case of any proceedings to obtain judgment for the principal of or interest on the Debentures, judgment may be rendered against it in favour of the Debentureholders hereunder or in favour of the Trustee, as trustee of an express trust for the Debentureholders hereunder, for any amount which may remain due in respect of the Debentures and interest thereon.

                                    ARTICLE 9
                         CONSOLIDATION AND AMALGAMATION

9.01  Successor Company or Guarantor

      (1) Nothing in this Indenture or in any Debenture shall prevent, if otherwise permitted by law, the reorganization or reconstruction of the Company or the Guarantor or the consolidation, amalgamation or merger of the Company or the Guarantor with any other corporation, or shall prevent the sale, leasing or other transfer by the Company or the Guarantor of its undertaking and assets as a whole or substantially as a whole to another corporation lawfully entitled to acquire and operate the same, provided that the conditions of this Article 9 are observed, and provided also that every such successor or assign shall before or contemporaneously with the consummation of any such reorganization, reconstruction, consolidation, amalgamation, merger or transfer and in consideration thereof, enter into and execute an indenture or indentures supplemental hereto in favour of the Trustee whereby such successor or assign covenants:

      (a) to pay punctually when due the principal monies, interest and other monies due or which may become due hereunder;

      (b) to perform and observe punctually all the obligations of the Company and the Guarantor under these presents and under and in respect of all outstanding Debentures; and

      (b) to observe and perform each and every covenant, stipulation, promise, undertaking, condition and agreement of the Company and the Guarantor herein contained as fully and completely as if it had itself executed this Indenture as Party of the First Part or Party of the Second Part, as the case may be, hereto and had expressly agreed herein to observe and perform the same.

      (2) Every such reorganization, reconstruction, consolidation, amalgamation, merger, sale, lease or transfer shall be made on such terms and at such times and otherwise in such manner as shall be approved by the Company or the Guarantor, as the case may be, and by the Trustee (acting on such advice as it deems advisable) as being in no way prejudicial to the interests of the Debentureholders and as preserving and not impairing the rights and powers of the Trustee and Debentureholders hereunder, and upon such approval the Trustee shall facilitate the same in all respects, and may give such consents and sign, execute or join in such Indentures or other documents and do such acts as in its discretion may be thought advisable in order that such reorganization, reconstruction, consolidation, amalgamation, merger, sale, lease or transfer may be carried out, and the opinion of Counsel as hereinafter mentioned shall be full warrant and authority to the Trustee for so doing. The Trustee may rely upon an opinion of Counsel to the Trustee as to the legality of any action proposed to be taken and as to the validity of any action taken pursuant to the provisions contained in this Article 9, and the Trustee shall incur no liability by reason of reliance thereon.

9.02 Successor Company/Successor Guarantor to Possess Powers of the Company/Guarantor

      In case of any reorganization, reconstruction, consolidation, amalgamation or merger as aforesaid, or in case of such transfer of the undertaking of the assets of the Company or the Guarantor as a whole or substantially as a whole, the corporation formed by such consolidation or with which the Company or the Guarantor shall have been amalgamated or merged or to which such transfer shall have been made, upon executing an Indenture or Indentures, as provided in
Section 9.01, shall succeed to and be substituted for the Company or the Guarantor, whichever the case may be, (which may then be wound up, if so desired by its shareholders), with the same effect as if it had been named herein as an original party hereto, and shall possess and may exercise each and every right of the Company or the Guarantor hereunder.

                                   ARTICLE 10
                           INVESTMENT OF TRUST MONIES

10.01 Investment of Trust Monies

      Unless herein otherwise expressly provided, any funds held by the Trustee, including but not restricted to the Escrowed Funds, may be deposited in a trust account in the name of the Trustee (which may be held with the Trustee or an affiliate or related party of the Trustee), which account shall be non-interest bearing. Upon the written direction of the Company, the Trustee shall invest in its name such funds in Authorized Investments in accordance with such direction. Any direction by the Company to the Trustee as to the investment of the funds shall be in writing and shall be provided to the Trustee no later than 9:00 a.m. on the day on which the investment is to be made. Any such direction received by the Trustee after 9:00 a.m. or received on a non-business day, shall be deemed to have been given prior to 9:00 a.m. on the next business day. Unless an event of default shall have occurred and be continuing, all interest or other income received by the Trustee in respect of such funds shall belong to the Company; provided that, if an event of default shall have occurred and be continuing, all interest or other income derived subsequent to such occurrence shall belong rateably to the Debentureholders and provided further that the Trustee may receive a fee from any bank or other institution with which funds are deposited or through which investments are made.

                                   ARTICLE 11
                      SUITS BY DEBENTUREHOLDERS AND TRUSTEE

11.01 Debentureholder May Not Sue

      No holder of any Debenture shall have any right to institute any action, suit or proceeding at law or in equity for the purpose of enforcing payment of the principal of or any interest on the Debentures or for the execution of any trust or power hereunder or for the appointment of a liquidator or receiver or for a receiving order under the Bankruptcy and Insolvency Act (Canada) or to have the Company and/or the Guarantor wound up or to file or prove a claim in any liquidation or bankruptcy proceedings or for any other remedy hereunder, unless the holders of at least twenty-five percent (25%) in principal amount of the Debentures then outstanding shall have made written request to the Trustee or the Debentureholders by resolution passed at a meeting duly held as hereinafter provided in Article 16 of this Indenture have made request to the Trustee and in either case the Trustee shall have been afforded reasonable opportunities either itself to proceed to exercise the powers hereinbefore granted or to institute an action, suit or proceeding in its name for such purpose; nor unless such Debentureholder or Debentureholders shall also have furnished to the Trustee, when so requested by the Trustee, sufficient funds and security and indemnity satisfactory to it against the costs, expenses and liabilities to be incurred therein or thereby; nor unless the Trustee shall also have failed to act within a reasonable time after such notification, request and offer of indemnity; and such request and offer of indemnity are hereby declared in every such case, at the option of the Trustee, to be conditions precedent to any such action, suit or proceeding as aforesaid by or on behalf of the holder or holders of such Debentures or any of them; it being understood and intended that no one or more holders of Debentures shall have any right in any manner whatsoever to enforce any right hereunder, except in the manner herein provided, and that all powers and trusts hereunder shall be exercised and all proceedings at law or in equity shall be instituted, had and maintained by the Trustee, except only as herein provided, and only in any event for the equal benefit of all holders of outstanding Debentures in proportion to the amounts to which they may respectively be entitled hereunder.

11.02 Trustee May Sue Without Possession of Debentures

      All rights of action under this Indenture may be enforced by the Trustee without the possession of any of the Debentures or the production thereof at any trial or other proceedings relative thereto.

11.03 Delay Not Waiver

      No delay or omission of the Trustee or of any of the Debentureholders to exercise any right or power accruing hereunder shall impair any such right or power, or shall be construed to be a waiver of any default or an acquiescence therein, and every power and remedy given hereby to the Trustee or to the

Debentureholders may be exercised by it or by them from time to time as often as may be deemed expedient by it or them.

11.04 Staying Actions

      In case any action, suit or other proceeding shall have been brought by the Trustee or by any Debentureholder or Debentureholders after failure of the Trustee to act, the Debentureholders may by Extraordinary Resolution direct the Trustee or the Debentureholder or Debentureholders bringing any such action, suit or other proceeding to waive the default in respect of which any such action, suit or other proceeding shall have been brought upon payment of the costs, charges and expenses incurred by the Trustee or the Debentureholder or Debentureholders, as the case may be, in connection therewith, and to stay or discontinue or otherwise deal with any such action, suit or other proceeding and such directions shall be binding upon the Trustee and such Debentureholder or Debentureholders and shall be observed by them.

                                   ARTICLE 12
                IMMUNITY OF OFFICERS, SHAREHOLDERS AND DIRECTORS

12.01 Immunity of Officers, Shareholders and Directors

      The obligations on the part of the Company and the Guarantor contained herein and in the Debentures are solely corporate obligations, and accordingly no recourse under or upon any obligation, covenant or agreement contained in this Indenture or in any Debenture or under any judgment obtained against the Company or the Guarantor, or by the enforcement of any assessment or by any legal or equitable proceeding by virtue of any constitution or statute or otherwise or under any circumstances under or independently of this Indenture, shall be had against any shareholder, officer or director, past, present or future, of the Company or the Guarantor (excluding the Company as a Shareholder of the Guarantor) or of any successor corporation, either directly or through the Company or the Guarantor or otherwise for payment for or to the Company or the Guarantor or any receiver, liquidator, trustee or sequestrator thereof or for or to the holder of any Debenture issued hereunder, or otherwise, of any sum that may be due and unpaid by the Company hereunder or upon or under any such Debenture and any and all personal liability of every nature and kind, whether at common law or in equity or by statute or by constitution or otherwise, of any such shareholder, officer or director on account of this Indenture or on account of the Debentures and indebtedness represented thereby, is hereby expressly waived and released as a condition of and as part of the consideration for the execution of this Indenture and the issue of the Debentures.

                                   ARTICLE 13
                             CONCERNING THE TRUSTEE

13.01 Concerning the Trustee

      (1) In this Article 13 the term "applicable legislation" means the provisions, if any, of the Canada Business Corporations Act and any other statute of Canada, and of regulations under any such statute, relating to trust indentures and to the right, duties and obligations of trustees under trust indentures and of corporations issuing debt obligations under trust indentures, to the extent that such provisions are at the time in force and applicable to this Indenture. The Trustee shall not be liable except for the performance of such duties as are specifically set out in this Indenture.

      (2) If and to the extent that any provision of this Indenture limits, qualifies or conflicts with a mandatory requirement of applicable legislation, such mandatory requirement shall prevail.

      (3) The Company, the Guarantor and the Trustee agree that each will at all times in relation to this Indenture and any action to be taken hereunder, observe and comply with and be entitled to the benefits of applicable legislation.

13.02 Rights and Duties of Trustee

      (1) In the exercise of the rights, duties and obligations prescribed or conferred by the terms of this Trust Indenture, the Trustee shall exercise that degree of care, diligence and skill that a reasonably prudent trustee would exercise in comparable circumstances.

      (2) The Trustee shall not be bound to give any notice or do or take any act, action or proceeding by virtue of the powers conferred on it hereby unless and until it shall have been required so to do under the terms hereof, nor shall the Trustee be required to take notice of any default hereunder, unless and until notified in writing of such default, which notice shall distinctly specify the default desired to be brought to the attention of the Trustee and in the absence of any such notice the Trustee may for all purposes of this Indenture conclusively assume that no default has been made in the observance or performance of any of the representations, warranties, covenants, agreements or conditions contained herein. Any such notice shall in no way limit any discretion herein given to the Trustee to determine whether or not the Trustee shall take action with respect to any default.

      (3) Subject only to the immediately preceding paragraph, the obligation of the Trustee to commence or continue any act, action or proceeding for the purpose of enforcing any rights of the Trustee or the Debentureholders hereunder shall be conditional upon the Debentureholders furnishing, when required by notice in writing by the Trustee, sufficient funds to commence or continue such act, action or proceeding and indemnity reasonably satisfactory to the Trustee to protect and hold harmless the Trustee against the costs, charges and expenses and liabilities to be incurred thereby and any loss and damage it may suffer by reason thereof. None of the provisions contained in this Trust Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties or in the exercise of any of its rights or powers unless indemnified as aforesaid.

      (4) The Trustee may, before commencing or at any time during the continuance of any such act, action or proceeding, require the Debentureholders at whose instance it is acting to deposit with the Trustee the Debentures held by them, for which Debentures the Trustee shall issue receipts.

      (5) Every provision of this Indenture that by its terms relieves the Trustee of liability or entitles it to rely upon any evidence submitted to it, is subject to the provisions of applicable legislation and of this Section 13.02 and of Section 13.03.

13.03 Evidence, Experts and Advisers

      (1) In addition to the reports, certificates, opinions and other evidence required by this Indenture, the Company shall furnish to the Trustee such additional evidence of compliance with any provision hereof, and in such form, as may be prescribed by applicable legislation or as the Trustee may reasonably require by written notice to the Company.

      (2) In the exercise of its rights, duties and obligations, the Trustee may, if it is acting in good faith, rely as to the truth of the statements and the accuracy of the opinions expressed therein, upon statutory declarations, opinions, reports, certificates or other evidence referred to in Subsection 13.03(1) provided that such evidence complies with applicable legislation and that the Trustee examines the same in order to determine whether such evidence indicates compliance with the applicable requirements of this Trust Indenture.

      (3) Whenever applicable legislation requires that evidence referred to in Subsection 13.03(1) be in the form of a statutory declaration, the Trustee may accept such statutory declaration in lieu of a certificate of the Company required by any provision hereof. Any such statutory declaration may be made by one or more of the Chairman, Chief Operating Officer, Vice-President, Secretary-Treasurer or a director of the Company.

      (4) Proof of the execution of an instrument in writing by any Debentureholder may be made by the certificate of a notary public or other officer with similar powers, that the person singing such instrument acknowledged to him the execution thereof, or by an affidavit of a witness to such execution or in any other manner which the Trustee may consider adequate.

      (5) The Trustee may employ or retain such counsel, accountants, engineers, appraisers or other experts or advisers as it may reasonably require for the purpose of discharging its duties and determining its rights hereunder, may pay the reasonable compensation and disbursements of any such expert or adviser, may act and rely on the advice or opinion of any such expert or adviser and shall not be responsible for any misconduct on the part of any of them. Any remuneration so paid by the Trustee shall be repaid to the Trustee by the Company in accordance with Section 7.01(g).

13.04 Action by Trustee to Protect Interests

      The Trustee shall have power to institute and to maintain such actions and proceedings as it may consider necessary or expedient to preserve, protect or enforce its interests and the interests of the Debentureholders.

13.05 Trustee Not Required to Give Security

      The Trustee shall not be required to give any bond or security in respect of the execution of the trusts and powers of this Indenture or otherwise in respect of the premises.

13.06 Protection of Trustee

      By way of supplement to the provisions of any law for the time being relating to trustees, it is expressly declared and agreed as follows:

      (1) The Trustee shall not be liable for or by reason of any statements of fact or recitals in this Indenture or in the Debentures (except the representation contained in Subsection 13.09 and the certificate of the Trustee contained in the Debentures) or be required to verify the same, but all such statements or recitals are and shall be deemed to be made by the Company.

      (2) Nothing herein contained shall impose any obligation on the Trustee to see to or to require evidence of the registration or filing (or renewal thereof) of this Indenture or any instrument ancillary or supplemental hereto.

      (3) The Trustee shall not be bound to give notice to any person or persons of the execution hereof.

      (4) The Trustee shall not incur any liability whatever or be in any way responsible for the consequence of any breach on the part of the Company of any of the covenants herein contained or of any acts of the agents or servants of the Company.

      (5) The Trustee, in its personal or any other capacity, may buy, lend upon and deal in shares in the capital of the Company and in the Debentures and generally may contract and enter into financial transactions with the Company or any Affiliate without being liable to account for any profit made thereby.

13.07 Indemnification of Trustee

      In addition to and without limiting any other protection hereunder or otherwise by law of the Trustee and its officers, directors, employees, agents, representatives, successors and assigns (collectively, "Representatives"), the Company and the Guarantor hereby indemnify, defend and save harmless, on a joint and several basis, the Trustee and its Representatives from and against any and all liabilities, losses, claims, damages, penalties, fines, actions, suits, demands, levies, assessments, costs, charges, expenses and disbursements (including, without limitation, any and all legal and advisor fees and disbursements) (collectively, "Liabilities") of whatever kind or nature which may at any time be suffered by, imposed upon, incurred by or asserted against the Trustee and its Representatives, whether groundless or otherwise, howsoever arising from or out of any act, omission or error of the Trustee made in connection with its acting as Trustee hereunder. Without limiting the generality of the foregoing, the obligation to indemnify, defend and save harmless in accordance herewith shall apply in respect of Liabilities suffered by, imposed upon, incurred in any way connected with or arising from, directly or indirectly, any Environmental Laws. Notwithstanding any other provision hereof, the obligations provided for in this section shall survive any termination of the trust created hereby, whether by reason of removal or resignation of the Trustee, termination or discharge of this Indenture or otherwise.

13.08 Replacement of Trustee

      The Trustee may resign its trust and be discharged from all further duties and liabilities hereunder by giving to the Company not less than thirty (30) days' prior notice in writing or such shorter notice as the Company may accept as sufficient. The Debentureholders by Extraordinary Resolution shall have power at any time to remove the Trustee and to appoint a new Trustee. In the event of the Trustee resigning or being removed as aforesaid or being dissolved, becoming bankrupt, going into liquidation or otherwise becoming incapable of acting hereunder, the Company shall forthwith appoint a new Trustee unless a new Trustee has already been appointed by the Debentureholders; failing such appointment by the Company the retiring Trustee, at the expense of the Company, or any Debentureholder may apply to a judge of the Superior Court of Justice on such notice as such judge may direct, for the appointment of a new Trustee; but any new Trustee so appointed by the Company or by the Court shall be subject to removal as aforesaid by the Debentureholders. Any new Trustee appointed under any provision of this section shall be a corporation authorized to carry on the business of a trust company in the province of Ontario and having offices in the City of Toronto. On any new appointment, the new Trustee shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as Trustee without any further assurance, conveyance, act or deed; but there shall be immediately executed, at the expense of the Company, all such conveyances or other instruments as may, in the opinion of counsel, be necessary or advisable for the purpose of assuring the same to the new Trustee.

      Any corporation into or with which the Trustee may be merged or consolidated or amalgamated, or any corporation succeeding to the trust business of the Trustee shall be the successor of the Trustee hereunder without any further act on its part or of any of the parties hereto provided that such corporation would be eligible for appointment as a new Trustee under this
Section 13.08.

13.09 Conflict of Interest

      The Trustee represents that at the time of the execution and delivery hereof no material conflict of interest exists in the Trustee's role as a fiduciary hereunder and agrees that in the event of a material conflict of interest arising hereafter it will, within ninety (90) days after ascertaining that it has such material conflict of interest, either eliminate the same or resign its trust hereunder.

13.10 Acceptance of Trust

      The Trustee hereby accepts the trusts in this Indenture declared and provided for and agrees to perform the same upon the terms and conditions herein set forth.


                                   ARTICLE 14
                          NON-PRODUCTION OF DEBENTURES

14.01 Non-Production of Debentures

      In the event of a holder not producing any Debenture upon the redemption, maturity or other date of payment thereof, a certificate of the Trustee hereunder of the deposit with it for payment of the principal amount of such Debenture and of such interest as may be due thereon shall avail as a cancellation of such Debenture for the purposes hereof, and as sufficient authorization to the Company and to the Trustee to cancel all entries in any register or elsewhere relating to such Debenture.

                                   ARTICLE 15
                     EVIDENCE OF RIGHTS OF DEBENTUREHOLDERS

15.01 Evidence of Rights of Debentureholders

      Any request, direction, notice, consent or other instrument which this Indenture may require or permit to be signed or executed by the Debentureholders may be in any number of concurrent instruments of similar tenor and may be signed or executed by such Debentureholders in person or by attorney dull appointed in writing. Proof of the execution of any such request or other instrument, or of a writing appointing any such attorney, or (subject to the provisions of Article 16 with regard to voting at meetings of Debentureholders) of the holding by any person of Debentures shall be sufficient for any purpose of this Indenture if made in the following manner:

      (a) the fact and date of the execution by any person of such request or other instrument in writing may be proved by the certificate of any notary public, or other officer authorized to take acknowledgements of deeds to be recorded at the place where such certificate is made, that the person signing such request or other instrument or writing acknowledged to him the execution thereof, or by an affidavit of a witness of such execution, or in any other manner which the Trustee may consider adequate; and

      (b) the ownership of Debentures shall be proved by the registers as hereinbefore provided.

                                   ARTICLE 16
                           DEBENTUREHOLDERS' MEETINGS

16.01 Debentureholders' Meetings

      Meetings of Debentureholders shall be convened, held and conducted in the manner following:

      (a) Calling of Meetings. At any time and from time to time the Trustee may, and the Trustee shall on being served with a requisition signed by the Company or by Debentureholders representing at least ten percent (10%) of the aggregate principal amount of the Debentures then outstanding, provided that the Trustee has received funding and is indemnified to its reasonable satisfaction by the Company or the Debentureholders requesting a meeting against the costs which may be incurred in connection with the calling and holding of such meeting, convene a meeting of the Debentureholders. In the event of the Trustee failing to convene a meeting after being thereunto required by the Debentureholders and indemnified and funded as herein set forth, such Debentureholders representing the requisite percentage of Debentures as aforesaid may themselves convene such meeting and the notice calling such meeting may be signed by such person or persons as such Debentureholders may specify. Every such meeting shall be held in the City of Toronto, or at such other place as the Trustee may in any case determine or approve.

      (b) Notice. At least twenty-one (21) days' notice of such meeting shall be given to the Debentureholders and such notice shall state the time when, and the place where said meeting is to be held and shall specify in general terms the nature of the business to be transacted thereat, and shall contain such information as is reasonably necessary to enable a Debentureholder to make a reasoned decision on the matter, but it shall not be necessary to specify in the notice the text of the resolutions to be passed. Notices shall be given in the manner set forth in Section 2.09 hereof, and a copy thereof shall be sent by post or delivered to the Trustee and the Company unless the meeting has been called by it. It shall not be necessary to specify in the notice of any adjournment of a meeting the nature of the business to be transacted at the adjourned meeting.

      (c) Quorum. At any meeting of the Debentureholders, subject to the provisions of Section 16.03 hereof, a quorum shall consist of two or more persons present in person holding either personally or as proxies for holders not less than twenty-five percent (25%) in principal amount of all outstanding Debentures. Notwithstanding the foregoing, if there is only one holder of outstanding Debentures, that Debentureholder present in person or represented by proxy at the meeting shall constitute a quorum and a meeting. In the event of such quorum not being present on the date for which the meeting is called within one half hour after the time fixed for the holding of such meeting, the meeting may be adjourned to a date not later than thirty (30) days from the date for which the meeting was first called and not less than fourteen (14) days' notice of the date to which such meeting is adjourned shall be given in the manner prescribed for notice of meetings of Debentureholders. Such notice shall state that at the adjourned meeting the Debentureholders present in person or by proxy shall form a quorum, but it shall not be necessary to set forth the purposes for which the meeting was originally called or any other particulars. At the adjourned meeting, the Debentureholders present in person or by proxy shall form a quorum and may transact the business for which the meeting was originally convened.

      (d) Chairman. Some person, who need not be a Debentureholder, nominated in writing by the Trustee shall be chairman of the meeting and, if no person is so nominated or if the person so nominated is not present within thirty (30) minutes from the time fixed for the holding of the meeting, the Debentureholders and proxies for Debentureholders present shall choose one of their number to be chairman.

      (e) Certain Debentures Deemed Not Outstanding. Debentures owned directly or indirectly, legally or equitably, by the Company or by any Affiliate shall not be deemed to be outstanding Debentures for any purpose of this Article 16; provided, however, that any such Debentures pledged or charged in good faith (other than to the Company or an Affiliate) as security for loans or other indebtedness shall, for all such purposes, be deemed to be outstanding Debentures and the pledgees thereof or holders of any lien or charge thereon shall be qualified and entitled to sign any requisition or notice, attend all meetings of Debentureholders, and vote thereat in respect of the Debentures so pledged or charged by the Company unless such pledgees or holders are expressly precluded under the terms of the pledge or charge from freely exercising in their discretion, uncontrolled by the Company, or any Affiliate, the right to vote such Debentures, in which case the terms of the pledge or charge shall govern.

      (f) Majority Vote on Ordinary Resolution. Every question submitted to a meeting, except an Extraordinary Resolution, shall be decided in the first place by a majority of the votes given on a show of hands. In the case of an equality of votes on a show of hands the chairman shall have a casting vote.

      (g) Taking a Poll. A poll shall be taken on every Extraordinary Resolution and, when requested by a Debentureholder or Debentureholders or by a proxy or proxies representing a Debentureholder or Debentureholders holding at least Twenty-Five Thousand Dollars ($25,000) principal amount of the Debentures, on any other question or resolution. If at any meeting a poll is so demanded as aforesaid on the election of a chairman or on a question of adjournment, it shall be taken forthwith. If at any meeting a poll is so demanded on any other question, or an extraordinary resolution is to be voted upon, a poll shall be taken in such manner and either at once or after an adjournment as the chairman directs. The results of a poll shall be deemed to be the decision of the meeting at which the poll was demanded.

      (h) Votes on a Poll. At any meeting of the Debentureholders, each Debentureholder shall on a poll have one vote for every One Hundred Dollars ($100) principal amount of Debentures of which he shall be the holder. Votes may be given in person or by proxy and a proxy need not be a Debentureholder.

      (i) Trustee May Make Regulations. The Trustee may (for the purpose of enabling the holders of Debentures to be present and vote at any meeting by proxy and of lodging such proxies at some place or places other than the place where the meeting is to be held) from time to time make and from time to time vary such regulations as it shall think fit providing for and governing:

            (i) the voting by proxy by holders of Debentures and the form of instrument appointing proxies where authorized under such regulations and the manner in which the same shall be executed, and for the production of the authority of any person signing on behalf of the giver of such proxy;

            (ii) the lodging of such certificates and of the instruments appointing proxies at such place or places and in such custody as the Trustee directs and the time, if any, before the holding of the meeting or adjourned meeting by which the same shall be deposited; and

            (iii) the forwarding by the custodian of particulars of such certificates and instruments appointing proxies by letter or telecopy with the original to follow before the meeting to the Company or to the Trustee or to the chairman of the meeting and providing that certificates or instruments appointing proxies so lodged and particulars of which are forwarded in accordance with such regulations will confer the same right to vote as though the certificates or instruments themselves were produced at the meeting.

            Any regulations so made shall be binding and effective and votes given in accordance therewith shall be valid and shall be counted. The Trustee may dispense with any such deposit and permit Debentureholders to make proof of ownership in such other manner, if any, as the Trustee may approve. Save as aforesaid the only persons who shall be recognized at any meeting as the holders of Debentures or as entitled to vote or be present at the meeting in respect thereof shall be registered Debentureholders.

      (j) The Company, Trustee and Legal Advisers. The Company and the Trustee by their respective employees, officers and directors may attend any meeting of Debentureholders. The legal advisers of the Company, the Debentureholders and the Trustee may also attend any such meeting.

16.02 Powers Exercisable by Extraordinary Resolution

      Unless otherwise provided in this Indenture, a meeting of the Debentureholders shall, in addition to any powers hereinbefore given, have the following powers, exercisable from time to time by Extraordinary Resolution:

      (a) to sanction any modification, abrogation, alteration, compromise or arrangement of the rights of the holders of Debentures, the Trustee, or both, against the Company, the Guarantor, or both, or against their property, whether such rights arise under this Indenture or the Debentures or otherwise;

      (b) to sanction any scheme for the reconstruction or reorganization of the Company, the Guarantor, or both, or for the consolidation, amalgamation or merger of the Company, the Guarantor, or both, with any other corporation or for the sale, leasing, transfer or other disposition of the undertaking, property and assets of the Company, the Guarantor, or both, or any part thereof, provided that no such sanction will be necessary in respect of any such transaction if
            Section 9.01 has been complied with;

      (c) to direct or authorize the Trustee, subject to funding and indemnity, to exercise any power, right, remedy or authority given to it by this Indenture in any manner specified in any such Extraordinary Resolution or to refrain from exercising any such power, right, remedy or authority;

      (d) to waive and direct the Trustee to waive any default hereunder or cancel, or both, any declaration made by the Trustee pursuant to
            Section 8.01 either unconditionally or upon any condition specified in such Extraordinary Resolution;

      (e) to direct any holder of Debentures who as such has brought any action, suit or proceeding, to stay or discontinue or otherwise deal with the same upon payment, if the taking of such suit, action or proceeding has been permitted by Section 11.01, of the costs, charges and expenses reasonably and property incurred by such holder in connection therewith;

      (f) to remove the Trustee from office and to appoint a new Trustee or Trustees, provided that so long as an event of default has not occurred and is continuing, such removal or appointment, as the case may be, has been approved by the Company;

      (g) to approve the exchange of the Debentures for or the conversion thereof into shares, bonds, debentures, notes or other securities of the Company or of any corporation formed or to be formed, which has been approved by the Company;

      (h) to assent to any compromise or arrangement by the Company, the Guarantor, or both, with any creditor, creditors or class or classes of creditors or with the holders of any shares or securities of the Company, the Guarantor, or both;

      (i) to restrain any holder of any Debenture outstanding hereunder from taking or instituting any suit, action or proceeding for the execution of any trust or power hereunder or for the appointment of a liquidator or receiver or trustee in bankruptcy or to have the Company, the Guarantor, or both, wound up or for any other remedy hereunder and to direct such holder of any Debenture to waive any default or defaults by the Company, the Guarantor, or both, on which any suit or proceeding is founded;

      (j) to assent to any modification of or change in or addition to or omission from the provisions contained in this Indenture which has been agreed to by the Company and the Guarantor and to authorize the Trustee to concur in and execute any deed supplemental to this Indenture embodying any such modification, change, addition or omission or any deeds, documents or writings authorized by such extraordinary resolution;

      (k) to appoint a committee with power and authority (subject to such limitations, if any, as may be prescribed in the resolution) to exercise, and to direct the Trustee to exercise, on behalf of the Debentureholders, such of the powers of the Debentureholders which are exercisable by extraordinary or other resolution as shall be included in the resolution appointing the committee. The resolution making such appointment may provide for payment of the expenses and disbursements of and compensation to such committee. Such committee shall consist of such number of persons as shall be prescribed in the resolution appointing it and the members need not be themselves Debentureholders. Every such committee may elect its chairman and may make regulations respecting its quorum, the calling of its meetings, the filling of vacancies occurring in its number and its procedure generally. Such regulations may provide that the committee may act at a meeting at which a quorum is present or may act by minutes signed by the number of members thereof necessary to constitute a quorum. All acts of any such committee within the authority delegated to it shall be binding upon all Debentureholders. Neither the committee nor any member thereof shall be liable for any loss arising from or in connection with any action taken or omitted to be taken by them in good faith; and

      (l) to amend, alter or repeal any Extraordinary Resolution previously passed or consented to by Debentureholders before it is acted upon without further approval by the Debentureholders.

      The foregoing powers shall be deemed to be several and not dependent on each other and each paragraph of this Section 16.02 and each power therein conferred shall, accordingly, be construed as complete in itself and not by reference to any other paragraph or power in said section and the exercise of any one or more of such powers, or any combination of such powers, from time to time, shall not be deemed to exhaust the rights of the Debentureholders to exercise such power or powers, or combination of powers, thereafter from time to time.

16.03 Extraordinary Resolutions

      (1) An Extraordinary Resolution, passed at a meeting of the Debentureholders held in accordance with the provisions hereof, shall be binding upon all the Debentureholders and upon each and every Debentureholder whether present or absent and each and every Debentureholder and the Trustee (subject to the provisions for its indemnity herein contained) shall be bound to give effect thereto accordingly.

      (2) The expression "Extraordinary Resolution" when used in this Indenture means, subject as hereinafter in this Article 16 provided, a resolution proposed to be passed as an Extraordinary Resolution at a meeting of Debentureholders duly convened for the purpose and held in accordance with the provisions of this
Article 16 at which, subject to Subsection 16.05(3), holders of at least fifty-one (51%) percent in principal amount of the Debentures then outstanding are present in person or by proxy and passed by the favourable votes of the holders of not less than sixty-six and two thirds (66-2/3%) percent of the principal amount of Debentures represented at the meeting and voted on a poll upon such resolution.

      (3) If at any such meeting holders of fifty-one (51%) percent in principal amount of the Debentures outstanding are not present in person or by proxy within thirty (30) minutes after the time appointed for the meeting, then the meeting, if convened by Debentureholders or on a request of Debentureholders shall be dissolved: but if otherwise convened the meeting shall stand adjourned to such date, being not less than fifteen (15) nor more than fifty (50) days later, and to such place and time as may be appointed by the chairman. Not less than ten (10) days notice shall be given of the time and place of such adjourned meeting in the manner prescribed for notice of meetings of Debentureholders. Such notice shall state that at the adjourned meeting the Debentureholders present in person or by proxy shall form a quorum but it shall not be necessary to set forth the purposes for which the meeting was originally called or any other particulars. At the adjourned meeting the Debentureholders present in person or by proxy shall form a quorum and may transact the business for which the meeting was originally convened and a resolution proposed at such adjourned meeting and passed by the requisite vote as provided in Subsection 16.03(2) shall be an Extraordinary Resolution within the meaning of this Indenture, notwithstanding that holders of fifty-one (51%) percent in principal amount of the Debentures then outstanding are not present in person or by proxy at such adjourned meeting.

      (4) Votes on an Extraordinary Resolution shall always be given on a poll and no demand for a poll on an Extraordinary Resolution shall be necessary.

      (5) Save as herein expressly otherwise provided, no action shall be taken at a meeting of the Debentureholders which changes any provision of this Indenture or changes or prejudices the exercise of any right of any Debentureholder except by Extraordinary Resolution as above provided.

16.04 Declaration by Chairman of Result of Vote

      At any meeting of the Debentureholders, in cases where no poll is required or requested, a declaration made by the Chairman that a resolution has been carried, or carried by any particular majority, or lost, shall be conclusive evidence thereof.

16.05 Minutes

      Minutes of all resolutions and proceedings at every meeting of the Debentureholders shall be made and duly entered in books to be provided from time to time for that purpose by the Trustee at the expense of the Company and any such minutes, if signed by the Chairman of the meeting at which such resolutions were passed or proceedings had, or by the Chairman of the next succeeding meeting of Debentureholders, shall be prima facie evidence of the matters therein stated, and until the contrary is proved, every such meeting in respect of the proceedings of which minutes shall have been made shall be deemed to have been duly held and convened and all resolutions passed or proceedings had thereat to have been duly passed and had.

16.06 Signed Instrument in Lieu of Extraordinary Resolution

      Notwithstanding the foregoing provisions of this Indenture, any resolution or instrument signed in one or more counterparts by the holders of not less than sixty-six and two thirds per cent (66-2/3%) of the aggregate principal amount of the Debentures for the time being outstanding shall have the same force and effect as an Extraordinary Resolution duly adopted by the Debentureholders under the provisions of this Article 16 with respect to Extraordinary Resolutions.

16.07 Binding Effect of Resolutions

      Every resolution and every Extraordinary Resolution passed in accordance with the provisions of this Article 16 at a meeting of Debentureholders shall be binding upon all the Debentureholders, whether present at or absent from such meeting, and every instrument in writing signed by Debentureholders in accordance with Section 16.06 shall be binding upon the Debentureholders, whether signatories thereto or not, and each and every Debentureholder and the Trustee (subject to the provisions for indemnity herein contained) shall be bound to give effect accordingly to every such resolution and instrument in writing. In the case of an instrument in writing, the Trustee shall give notice of the instrument in writing in the manner contemplated in Section 20.01 and
20.03 to the Company and all Debentureholders, respectively, as soon as is reasonably practicable.

                                   ARTICLE 17
                             SUPPLEMENTAL INDENTURES

17.01 Supplemental Indentures

      (1) From time to time, the Company, the Guarantor and the Trustee may, when authorized by a resolution of the Directors and, subject to the provisions of this Indenture, they shall, when so directed by this Indenture, execute, acknowledge and deliver, by their respective proper officers, deeds or Indentures supplemental hereto, which thereafter shall form part hereof, for any one or more of the following purposes:

      (a) adding to the limitations or restrictions herein specified further limitations or restrictions thereafter to be observed; provided that the Trustee shall be of the opinion that such further limitations or restrictions shall not be prejudicial to the interests of the Debentureholders;

      (b) adding to the covenants of the Company and the Guarantor herein contained for the protection of the holders of the Debentures or providing for events of default in addition to those herein specified, or both;

      (c) making such provisions not inconsistent with this Indenture as may be necessary or desirable with respect to matters or questions arising hereunder, including the making of any modifications in the form of the Debentures which do not affect the substance thereof and which, in the opinion of the Trustee, it may be expedient to make; provided that the Trustee (based on the advice of Counsel) shall be of the opinion that such provisions and modifications will not be prejudicial to the interests of the Debentureholders;

      (d) making any additions to, deletions from or alterations of the provisions of this Indenture which in the opinion of Counsel may from time to time be necessary or advisable to conform the same to "applicable legislation" as that term is defined in Article 13;

      (e) evidencing the succession, or successive successions, of other corporations to the Company and to the covenants of and obligations assumed by any such successor in accordance with the provisions of this Indenture;

      (f) setting forth any adjustment of the current Conversion Price of the Debentures in accordance with Section 4.05 and resulting from any action referred to in Section 4.05;

      (g) giving effect to any Extraordinary Resolution or signed instrument in accordance with Section 16.06; and

      (h) for any other purpose not inconsistent with the terms of this Indenture.

      (2) The Trustee may also, without the consent or concurrence of the Debentureholders, by supplemental indenture or otherwise concur with the Company in making any changes or corrections in this Indenture as to which it shall have been advised by Counsel are required for the purpose of curing or correcting any ambiguity or defective or inconsistent provision or clerical omission or mistake or manifest error contained herein or in any deed or indenture supplemental or ancillary hereto.

                                   ARTICLE 18
                                   TERMINATION

18.01 Termination

      Except as otherwise expressly stated herein, this Indenture shall terminate and be void and the Trustee shall, at the request and at the expense of the Company, execute and deliver to the Company such deeds or other instruments as shall be necessary to effect the cancellation hereof, if the Company shall have first satisfied the Trustee that adequate provision has been made for payment of the fees and expenses of the Trustee hereunder and in connection with such termination and that it has paid or made due provision satisfactory to the Trustee for the payment of all amounts due or to become due on all of the Debentures in the manner therein and herein provided and also all other monies payable hereunder by the Company or shall surrender or cause to be surrendered to the Trustee for cancellation all of the Debentures and shall pay all sums which may be due to the Trustee hereunder, or if the Debentureholders by Extraordinary Resolution shall so require and shall cause to be paid all said sums which may be due to the Trustee hereunder. Debentures for the payment or redemption of which money shall have been set apart by or paid to the Trustee in conformity with the provisions of this Indenture shall be deemed to be paid within the meaning of this Article 18. For greater certainty, Section 13.07 shall survive defeasance.

                                   ARTICLE 19
                                  COUNTERPARTS

19.01 Counterparts

      This Indenture may be executed in one or more counterparts, each of which so executed shall be deemed to be an original, and all of such counterparts together shall constitute one and the same instrument.

                                   ARTICLE 20
                                     NOTICES

20.01 Notices to Company and Guarantor

      Any notice to the Company or the Guarantor under this Indenture will be valid and effective if given by registered letter, postage prepaid, by personal delivery or by facsimile addressed to the Company to the attention of the Chief Operating Officer at 40 Centre Drive, Orchard Park, New York 14127-4102 (facsimile number (716) 662-0033) and shall be deemed to have been effectively given five (5) business days after the date of mailing and on the next business day if personally delivered or sent by facsimile. The Company and the Guarantor may from time to time notify the Trustee in writing of a change of address which thereafter, until changed by like notice, shall be the address of the Company or the Guarantor (as the case may be) for all purposes of this Indenture. In the event of a general discontinuance of postal service due to strike, lockout or otherwise, notices and other communications shall be delivered by hand or sent by facsimile or other means of electronic communication and shall be deemed to have been received if sent by facsimile or other means of electronic communication, on the business day following the sending, or if delivered by hand at the time it is delivered to the applicable address noted above either to the individual designated herein or to an individual at such address having apparent authority to accept deliveries on behalf of the address.

20.02 Notices to Trustee

      Any notice to the Trustee under the provisions of this Indenture shall be valid and effective if given by registered letter, postage prepaid, addressed to the Trustee at its principal office in the City of Toronto to the attention of the Senior Trust Officer at Suite 5104, 1 First Canadian Place, Toronto, Ontario M5X 1A1 (facsimile number (416) 867-6264) and shall be deemed to have been effectively given five (5) business days after the date of mailing and on the next business day if personally delivered or sent by fax. In the event of a general discontinuance of postal service due to strike, lockout or otherwise, notices and other communications shall be delivered by hand or sent by facsimile or other means of electronic communication and shall be deemed to have been received if sent by facsimile or other means of electronic communication, on the business day following the sending, or if delivered by hand at the time it is delivered to the applicable address noted below either to the individual designated herein or to an individual at such address having apparent authority to accept deliveries on behalf of the address.

20.03 Notice of Debentureholders

      Notices to the Debentureholder shall be given in accordance with Section 2.09.

                                   ARTICLE 21
                                   FORMAL DATE

20.01 Formal Date

      For the purposes of convenience, this Indenture may be referred to as bearing formal date of May 28, 1999 irrespective of the actual date of the execution hereof.

      IN WITNESS WHEREOF, the parties hereto have executed this Indenture.


                                    RADIANT ENERGY CORPORATION

                                    Per:_______________________________________
                                          Authorized Signing Officer


                                    RADIANT AVIATION SERVICES, INC.

                                    Per:_______________________________________
                                          Authorized Signing Officer


                                    THE TRUST COMPANY OF BANK OF MONTREAL

                                    Per:_______________________________________
                                          Authorized Signing Officer